AGREEMENT OF LEASE

Between

1450 Realty Associates LLC, Landlord,

And

Iconix Brand Group, Inc., Tenant.

Premises:
Entire Second (2nd) and Third (3rd) Floors
1450 Broadway
New York, New York

TABLE OF CONTENTS TABLE OF CONTENTS

AGREEMENT OF LEASE, made as of this 24 day of November, 2007 between **1450 Realty Associates LLC**, having an office c/o The Moinian Group, 530 Fifth Avenue, New York, New York 10018 ('Landlord') and **Iconix Brand Group, Inc.**, currently having an office at 1450 Broadway, New York, New York 10036, Attention: Senior Vice. Pres. Legal ('Tenant').

WITNESSETH:

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1. BASIC LEASE TERMS

A. Premises

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire rentable area on the second (2nd) comprising approximately 15,278 rentable square feet and third (3rd) floor comprising approximately 15,278 rentable square feet, as more particularly shown hatched on Exhibit 1-A annexed hereto and made a part hereof (the 'Premises') in the building known as 1450 Broadway, in the Borough of Manhattan, New York County, City and State of New York (the 'Building' and together with the plot of land upon which such building stands, the 'Real Property') for a term (the 'Term') to commence on the 'Commencement Date' (hereinafter defined), and to end on the 'Expiration Date' (hereinafter defined), both dates inclusive, unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law at the Rent set forth in Paragraph B. of this Article 1 ('Rent', as used herein, shall also include any additional rent payable hereunder), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, commencing on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), at the office of Landlord or such other place as Landlord may designate, without any set off, offset, abatement or deduction whatsoever except as otherwise specifically provided in this lease and except that Tenant shall pay the first (1st) monthly installment on the execution hereof. If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on the first (1st) day of the month next succeeding the month during which the Rent Commencement Date shall occur, an amount equal to such proportion of an equal monthly installment of Rent as the number of days from and including the Rent Commencement Date to the end of the month in which the Rent Commencement Date occurs bears to the total number of days in said calendar month. Such payment, together with the sum paid by Tenant upon the execution of this Lease, shall constitute payment of the Rent for the period from the Rent Commencement Date to and including the last day of the next succeeding calendar month.

B. Definitions

The following definitions contained in this subsection B of this Article 1 shall have the meanings hereinafter set forth used throughout this Lease, Exhibits, Schedules and Riders (if any).

(i) 'Commencement Date' shall mean the latest to occur of the following conditions (the 'Commencement Date Conditions'): (a) mutual execution of this Lease, (b) the date of Substantial Completion of Landlord's Work (as hereinafter defined), and (c) delivery of the Premises to Tenant, but in no event earlier than ten (10) business days after notice from Landlord to Tenant of the Substantial Completion of Landlord's Work.

(ii) 'Expiration Date' shall mean the last day of the fifteenth (15th) Lease Year.

(iii) 'Rent' (also referred to herein as fixed annual Rent) shall mean the amounts set forth in Exhibit 2 hereof for each Lease Year:

(iv) 'Lease Year' shall mean a twelve (12) calendar month period, the first of which Lease Year commences on the Rent Commencement Date; however, if the Rent Commencement Date does not fall on the first day of a calendar month then the first Lease Year shall contain the remaining days in said month plus the following twelve (12) full calendar months. Each subsequent Lease Year shall be twelve (12) full calendar months commencing with the first day of the calendar month following the previous Lease Year.

(v) 'Landlord's Work' shall mean the work and installations at the Premises as set forth in Schedule C, annexed hereto and made a part hereof.

(vi) 'Rent Commencement Date' shall mean the one hundred eighty-first (181st) day following the Commencement Date (as extended for each Landlord Late Day, if any). The '4th Floor Premises Rent Commencement Date' shall mean the one hundred eighty-first (181st) day following the 4th Floor Premises Commencement Date (as may be extended due to Landlord Late Days if any) if the Expansion Option is exercised by Tenant.

(vii) 'Permitted Uses' shall mean (a) general and administrative office use, and (b) showrooms, design studios and manufacturing of products in connection with Tenant's business.

(viii) 'Tenant's Proportionate Share' shall mean 7.9%, and shall mean 11.85% if the Expansion Option (hereunder defined) is exercised by Tenant. For the 4th Floor Temporary Premises it shall mean 3.95% and for the 8th Floor Temporary Premises it shall mean 1.8%.

(ix) 'Security Deposit' shall mean the sum of $779,178.00, and if reduced pursuant to subsection 32(C) hereof, the sum of $519,452.00. The '4th Floor Security Deposit' shall mean $86,225.00 (which includes all interest accrued).

(x) 'Broker' shall mean, collectively, Newmark Knight Frank.

(xi) 'Hazardous Substances' shall mean, collectively, (a) asbestos and polychlorinated biphenyls and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to any law.

(xii) 'Landlord Late Day' shall mean (A) each day after Tenant has given Landlord three (3) days written notice that Tenant has failed to obtain Tenant's Permits, has failed to commence Initial Tenant Work or has actually been delayed and has ceased doing Initial Tenant Work in the Premises by reason of any act, neglect, failure or omission by Landlord or any of its employees, architects, agents or contractors (such as unreasonable interference with the Initial Tenant Work, and late installation of the windows as provided in Schedule C hereof) or default in the performance of Landlord's obligations under this Lease, subject to a delay caused by an Unavoidable Delay, (B) each day after Tenant has given Landlord seven (7) days written notice that Tenant has actually been delayed in commencing, prosecuting or completing the Initial Tenant Work by reason of the existence of Hazardous Substances in the Premises and any remediation by Landlord of Hazardous Substances present in the Premises on the Commencement Date, provided the presence of same is not caused by Tenant or its employees or agents, subject to a delay caused by an Unavoidable Delay or (C) each day that the Commencement Date does not occur after June 15, 2009 (and as more specifically provided for and set forth and in subsection 1(G) below).

C. Rent Abatement

Notwithstanding anything to the contrary hereinabove set forth, provided this Lease is in full force and effect and Tenant is not then in monetary default or material non-monetary default under this Lease beyond the expiration of any applicable notice, grace or cure periods, Tenant shall be entitled to an abatement of the Rent for the one-hundred eighty (180) day period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date, as well as an abatement of the Rent for the first (1st) month of the second Lease Year (the 'Rent Abatement'). The Rent Abatement of the Rent shall be extended one (1) day for each Landlord Late Day. Nothing hereinabove contained shall be deemed a waiver of Tenant's obligation to pay for Tenant's electric consumption or any other additional rent charges due hereunder during such rent abatement periods. Tenant shall pay, upon the execution and delivery of this Lease by Tenant, $127,316.67 to be applied against the first full monthly installment of Rent.

D. Fixed Rent Adjustment

Intentionally Deleted.

E. Commencement Date Agreement.

Promptly after the Rent Commencement Date is determined, Landlord and Tenant shall execute an agreement stating the Commencement Date, Rent Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates. Promptly after the 4th Floor Premises Rent Commencement Date is determined, Landlord and Tenant shall execute an agreement stating the 4th Floor Commencement Date, and 4th Floor Rent Commencement Date, but the failure to do so will not affect the determination of such dates.

F. Existing Tenant.

Landlord represents that the Premises is presently leased by agreement dated as of the 3rd day of September, 1998 between 1450 Realty Associates, LLC's predecessor-in-interest, and Walt Disney Theatrical Productions LTD. (the 'Current Tenant') which expires as of September 30, 2008. Landlord shall in no event renew or otherwise permit the continued occupancy by Current Tenant of the Premises after such expiration date and shall use commercially reasonable efforts to obtain vacant, exclusive possession of the Premises promptly thereafter, including, the institution and prosecution of holdover or other appropriate proceedings against Current Tenant, but Landlord shall have no liability to Tenant by reason of any holdover by Current Tenant in the Premises, except as expressly set forth in paragraph G below.

G. Delivery.

The anticipated Commencement Date hereunder is November 15, 2008 (the "Anticipated Commencement Date"). If the Commencement Date shall occur before the Anticipated Commencement Date, Landlord shall give Tenant thirty (30) days prior written notice of such acceleration of the Anticipated Commencement Date. In the event the Commencement Date has not occurred on or before June 15, 2009, subject to a delay caused by an Unavoidable Delay, and provided Tenant is not in default under the Lease beyond the expiration of the applicable notice and cure period, then the Rent Abatement of the Rent shall be extended one (1) day for each Landlord Late Day between June 15, 2009 and the earlier of August 14, 2009 and the Commencement Date. In the event the Commencement Date has not occurred on or before August 15, 2009, subject to a delay caused by an Unavoidable Delay, and provided Tenant is not in default under the Lease beyond the expiration of the applicable notice and cure period, then in addition to the remedies provided in the sentence immediately preceding, the Rent Abatement of the Rent shall be further extended two (2) days for each Landlord Late Day between August 15, 2009 and the earlier of November 14, 2009 and the Commencement Date. Thereafter, the Rent Abatement shall not be further extended due to delivery of the Premises by Landlord after the dates set forth herein. In the event the Commencement Date has not occurred on or before November 14, 2009, subject to a delay caused by an Unavoidable Delay but which delay shall not in any event exceed thirty (30) days, and provided Tenant is not in default under the Lease beyond the expiration of the applicable notice and cure period, then starting on November 15, 2009 Tenant shall have the right, upon thirty (30) days written notice to Landlord, to terminate the Lease, and such termination will be effective on the date which shall be thirty (30) days after the date such notice is given, upon which date this Lease shall terminate, and thereafter neither party shall have any liability to the other hereunder, except for matters under this Lease which expressly survive the expiration or earlier termination of this lease; provided, however, however, that if the Commencement Date shall occur at any time within thirty (30) days following Landlord's receipt of such notice by Tenant, such termination shall be void and of no force and effect and the Rent Abatement as hereunder extended shall apply as Tenant's sole remedy for the delivery of the Premises after the Anticipated Delivery Date. Although Landlord and Tenant recognize that the damages which will be suffered by Tenant should Landlord fail to timely deliver the Premises will be difficult to determine with precision, Landlord and Tenant nevertheless covenant and agree that the extended Rent Abatement provided hereunder is liquidated damages to which Tenant is entitled hereunder are a reasonable forecast of the damages which will be suffered by Tenant by reason of Landlord's delay in delivering the Premises.

H. Temporary Premises. (1) Landlord and Tenant acknowledge that Tenant currently occupies the 4th floor of the Building comprising approximately 15,278 rentable square feet as further described on Exhibit 1-B (the "4th Floor Premises"), pursuant to a lease dated May 2, 1997 between Landlord's predecessor-in-interest and Tenant's predecessor-in-interest, which lease was assigned to Tenant by an assignment of lease dated April 1, 2001 (collectively, the "Original 4th Floor Lease"). Tenant's term of the Original 4th Floor Lease would have expired as of September 30, 2007 but was extended through to the date of the execution of this Lease by letter agreement dated September 30, 2007. Upon the execution hereof, the 4th Floor Security Deposit held by Landlord pursuant to the Original 4th Floor Lease shall be deemed converted such that it shall hereinafter be held by Landlord pursuant to Article 32 as security for Tenant's use of the 4th Floor Temporary Premises, and shall be returned as set forth in subparagraph 4 hereof.

(2) Notwithstanding anything contained herein to the contrary, for the period commencing on the execution hereof (but no earlier than the construction of the floor demising wall with respect to the 8th Floor Temporary Premises, hereinafter defined) and ending on the respective expiration dates as hereinafter defined (the "Temporary Occupancy Period"), Tenant shall be entitled to use and occupy the premises (i) the 4th Floor Premises (referred to as the "4th Floor Temporary Premises" for the purposes of this Subsection 1(H) relating to Tenant's temporary premises occupancy rights) and (ii) comprising approximately 7,000 rentable square feet of the 8th floor of the Building (the 8th Floor Temporary Premises") shown cross-hatched on Exhibit 1-C (both interim premises collectively referred to as the "Temporary Premises").

(3) Landlord shall deliver (i) the 8th Floor Temporary Premises to Tenant upon Landlord's construction of a demising wall to separate the 8th Floor Temporary Premises from adjacent premises, which demising wall shall be in place as of the date Landlord delivers possession of the 8th Floor Temporary Premises and Landlord shall use commercially reasonable efforts to promptly construct the demising wall upon execution of this Lease (the "8th Floor Temporary Premises Commencement Date"), and (ii) the 4th Floor Temporary Premises upon the execution of this Lease (the "4th Floor Temporary Premises Commencement Date"), provided Tenant shall have satisfied the insurance requirements set forth in Article 9 hereof. Other than the construction of the demising wall as aforementioned, Landlord shall not be required to spend any money or to do any work to prepare the Temporary Premises for Tenant's occupancy. Tenant shall take the Temporary Premises "as is", subject only to latent defects, except that the 8th Floor Temporary Premises shall be delivered with substantially all of the furniture currently in place at said premises. Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of this lease (including Landlord's repair and maintenance obligations hereunder).

(4) Expiration Dates of Temporary Premises. Tenant's use and occupancy of the Temporary Premises shall be for the sole purpose of temporary occupancy during the period that work on the Premises hereunder (and the 4th Floor Premises in the case of the Expansion Option hereinafter defined) is conducted for Tenant's initial use and occupancy, and said temporary use and occupancy of the Temporary Premises shall commence upon the delivery thereof as aforesaid, and end, subject to extensions for Landlord Late Days or for Unavoidable Delays, (i) with respect to the 8th Floor Temporary Premises, on the Rent Commencement Date as extended

by Landlord Late Days if any (the "8th Floor Temporary Premises Expiration Date"); (ii) with respect to the 4th Floor Temporary Premises, on the sixth (6th) month anniversary of the first date on which Tenant shall have failed to timely exercise the Expansion Option or such earlier date designated by Tenant upon written notice to Landlord provided such earlier designated date is not less than six months after said notice (the 4th Floor Temporary Premises Expiration Date"); and (iii) with respect to the entire Temporary Premises, at the last day of the sixth (6th) month following Tenant's termination of this Lease pursuant to subsection 1(G) hereinabove, in which case subsections 1(H)(4)(i) and (ii) hereof shall not apply. Landlord agrees to return the 4th Floor Security Deposit to Tenant plus accrued interest, less any deductions permitted by Article 32 of this Lease promptly upon Tenant's vacating the Premises on or before the 4th Floor Temporary Premises Expiration Date.

(5) Term and Conditions for Use of Temporary Premises. Tenant's use and occupancy of the Temporary Premises shall be upon the same terms and conditions as set forth in this Lease except that (i) Tenant shall pay, in addition to tax escalation payments (as further provided in n Article 28 hereof), fixed Rent as and for the 4th Floor Temporary Premises in the sum set forth in Exhibit 2-B hereof for its use and occupancy of the 4th Floor Temporary Premises during the Temporary Occupancy Period, (ii) Tenant shall pay, in addition to tax escalation payments (as further provided in Article 28 hereof), fixed Rent as and for the 8th Floor Temporary Premises in the sum set forth in Exhibit 2-C hereof for each and every month of its use and occupancy of the 8th Floor Temporary Premises during the Temporary Occupancy Period; and (iii) Subsection 1(C), and Articles 3, 10, 11, 12, and 13 hereof shall not apply to the Temporary Premises. The 8th Floor Temporary Premises shall have a heating ventilation and air-conditioning system which shall be adequate to service the 8th Floor Temporary Premises, shall be in working order and shall be maintained and repaired as provided in Article 29(B) hereof. Landlord shall supply electricity to the 8th Floor Temporary Premises pursuant to Article 29(F) hereof except that the Electricity Additional Rent shall not be based upon meter readings and shall instead be a flat inclusion rate of $3.25 per rentable square foot per year payable in monthly installments. Tenant and its employees, officers, guests and invitees shall be permitted to use the common areas of the 8th Floor of the Building in accordance with this Lease, including use of the public restroom facilities located in the 8th floor of the Building. Tenant shall also have the right to use the wiring/communications facilities available on the 8th Floor, pursuant to the terms of subsection 29(K) of this Lease. Tenant shall be permitted to install and maintain its computer server equipment in the HVAC room located in the 8th Floor of the Building, at no risk, cost or expense to Landlord, and Landlord makes no representations herein about the adequacy of said space for said purpose and does not make any warranties or representations relating thereto. Heating, ventilation and air-conditioning and electricity service (which is submetered and shall be billed by Landlord based thereon and shall be paid by Tenant, all as per the Original 4th Floor Premises Lease) to the 4th Floor Temporary Premises shall be provided, obtained, paid for and maintained "as is" in accordance with the Original 4th Floor Lease. All references to the Premises in the Lease shall be deemed to also apply to the Temporary Premises during the time that Tenant is in possession thereof.

(6) Surrender. On the respective Expiration Dates of the Temporary Occupancy Period, Tenant shall (i) vacate and surrender the Temporary Premises and remove all of its property therefrom, (ii) deliver the Temporary Premises to Landlord broom clean, in good order

and condition, ordinary wear and tear and damage excepted, free and clear of any tenancies and occupancies, in the "as is" condition in which the Temporary Premises was delivered to Tenant, except that if Tenant has exercised the Expansion Option in the case of the 4th Floor Premises, the 4th Floor Premises shall be surrendered by Tenant vacant and "broom clean" and otherwise in its "as is" condition, and thereinafter be delivered by Landlord to Tenant subject to the Commencement Date Conditions (defined in subsection 1(B)(i)) as set forth in subsection 1(I)(2)(i) hereunder. Any breach by Tenant of any of the terms and conditions of this Lease during the use and occupancy of the Temporary Premises with respect to said Temporary Premises and the obligations hereunder shall be deemed a default by Tenant under this Lease. Landlord shall be granted access to the Temporary Premises at all times without advance notice thereof (but Landlord shall make reasonable efforts to provide advance notice including telephonically) in order to show the Temporary Premises to prospective tenants and other parties.

(7) Intentionally Deleted.

I. Expansion Option. (1) Tenant shall have the one (1) time option to lease the 4th Floor Premises (the "Expansion Option") upon the terms and conditions of this Lease, by written notice to Landlord as set forth below. The Expansion Option shall be conditioned upon (i) Tenant not being in monetary default hereunder or in material non-monetary default, beyond any applicable notice and cure period at the time of the exercise of such Expansion Option and (ii) Tenant giving Landlord written notice of its election to take the 4th Floor Premises (the "Option Notice") not more than ninety (90) days after the Rent Commencement Date (as extended by Landlord Late Days if any), TIME BEING OF THE ESSENCE as to the exercise of the Expansion Option. If Tenant fails to timely deliver the Option Notice, then the right to occupy the 4th Floor Temporary Premises shall expire on the 4th Floor Temporary Premises Expiration Date. On the 4th Floor Premises Commencement Date, the 4th Floor Temporary Premises shall be deemed converted to the "4th Floor Premises".

(2) If Tenant exercises the Expansion Option in accordance with the terms of this subsection, the Lease shall be deemed amended as of the 4th Floor Premises Commencement Date to include the 4th Floor Premises upon the same terms, covenants and conditions as those contained in this Lease, except that:

(i) the Commencement Date for the 4th Floor Premises (the "4th Floor Premises Commencement Date") shall be the later to occur of the items 1(B)(i) (b) and (c) of the Commencement Date Conditions as applied to the 4th Floor Premises;

(ii) the Rent for the 4th Floor Premises shall, in addition to the Rent for the Premises, mean the Rent determined pursuant to Exhibit 2-D hereof, and all references to the Rent in this Lease as and for the Premises shall thereinafter also include the Rent for the 4th Floor Premises;

(iii) Tenant shall be entitled to the Rent Abatement as and for the 4th Floor Premises (including for the thirteenth (13th) full calendar month following the 4th Floor Rent Commencement Date), and Tenant shall therefore commence to pay the Rent on the 4th Floor Premises Rent Commencement Date;

(iv) all references to the Premises in this Lease shall also include the 4th Floor Premises and Exhibit 1-B;

(v) as of the 4th Floor Premises Commencement Date, Tenant's Proportionate Share shall mean 11.85% (such that said Proportionate Share shall include the 2nd, 3rd and 4th floors of the Building);

(vi) On or before the 4th Floor Temporary Premises Expiration Date, Tenant shall vacate the 4th Floor Premises and remove its property equipment and furnishings therefrom and deliver same to Landlord vacant and "broom clean", and upon Tenant vacating the 4th Floor Premises in said manner, Landlord shall thereafter perform Landlord's Work on the 4th Floor Premises as set forth in subsection 1(B)(v) above. In the event that Tenant does not timely vacate the 4th Floor Premises as provided hereunder, the Rent Abatement (for the 4th Floor Premises) shall be reduced for each day that Tenant has not timely delivered; and

(vii) Tenant shall be entitled to (a) Tenant's Initial Work Allowance in the sum of $611,120.00; (b) the HVAC Allowance in the sum of $94,000.00 and (c) Restroom Facilities Allowance in the sum of $50,000.00, which shall be paid pursuant to Article 40 hereof.

2. USE AND OCCUPANCY

A. Permitted Uses

Tenant shall use and occupy the Premises for (i) the Permitted Uses, and (ii) all uses ancillary or incidental to Permitted Uses described in the preceding clause and for no other purpose.

B. Use Prohibitions

Tenant hereby represents warrants and agrees that Tenant's business is not and shall not be photographic, multilith or multigraph reproductions or offset printing. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) for a "retail" banking, trust company, depository, guarantee or safe deposit business open to the general public, (iii) as a "retail" savings bank, a savings and loan association or a loan company open to the general public, (iv) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a "retail" stock broker's or dealer's office which shall be open to the general public (except pursuant to prior appointment), (vi) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, (ix) as a barber shop, beauty salon or manicure shop, (x) for the direct sale, at retail, wholesale or

otherwise, of any goods or products, (xi) for a public stenographer or typist, (xii) for a telephone or telegraph agency, telephone or secretarial service for the public at large, (xiii) for a messenger service for the public at large, (xiv) gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (xv) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (xvi) for the conduct of a public auction, (xvii) for the offices or business of any federal, state or municipal agency or any agency of any foreign government, (xviii) for a security or guard service, or (xix) for any use that would cause the Premises to be deemed a place of public accommodation under the Americans with Disabilities Act of 1990. If any provision of this Lease permits, in whole or in part, use involving fabrication of any product or assembly of components of any product or the sale of any product or service, such use is only permitted to the extent lawful under the present certificate of occupancy for the Building and under laws, ordinances, regulations, rules and orders of any governmental body having jurisdiction over the Premises, from time to time in effect. The provisions of this Article shall be binding upon Tenant's successors, assigns, subtenants and licensees and shall not be waived by any consent to an assignment or subletting or otherwise except by written instrument expressly referring to this Article. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

3. ALTERATIONS

A. Alterations Within Premises

Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises ("Alterations") without Landlord's prior consent, not to be unreasonably withheld or delayed, provided such Alterations are nonstructural and do not affect the Building's mechanical, electrical, plumbing, Class E or other Building systems (other than tie-ins into those systems) or the structural integrity of the Building, provided that such Alterations are performed only by contractors or mechanics approved by Landlord which approval shall not be unreasonably withheld and delayed (subject to Landlord's right to designate life/safety system contractors, provided such contractors charge commercially reasonable rates), do not adversely affect any part of the Building other than the Premises, do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, do not materially reduce the value or utility of the Building and are performed in compliance with all applicable laws. Tenant shall not perform work which would (i) require changes to the structural components of the Building or the exterior design of the Building, (ii) require any material modification to the Building's mechanical, electrical, plumbing installations or other Building installations outside the Premises, (iii) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (iv) be incompatible with the Certificate of Occupancy for the Building (collectively, "Alteration Requirements"). Notwithstanding the foregoing, any Alterations which are purely decorative or cosmetic or are interior, non-structural Alterations costing less than $100,000 shall not require Landlord's prior consent, provided such Alterations satisfy the Alteration Requirements ("Minor Alterations"). Tenant shall give Landlord not less

than 5 business days' notice prior to performing any Minor Alteration, which notice shall contain a description of such Minor Alteration. Any changes required by any governmental department in connection with Tenant's Alterations shall be performed at Tenant's sole cost. All Alterations shall be done at Tenant's expense and at such times and in such manner as provided in Schedule E. A copy of the current requirements for certificates of final approval and the current construction conditions and requirements for tenant alteration work and new construction are annexed hereto as Schedule D and E, respectively and made a part hereof. In case of any conflict or inconsistency between the provisions of this Lease and any of the terms of Schedule D and E, the provisions of this Lease shall control.

B. Restoration of Premises

All furniture, furnishings, moveable fixtures, equipment, removable partitions and all other personal property (collectively, "Tenant's Personalty") installed or brought onto the Premises by Tenant must be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date or earlier termination of the Term (excluding, however, any cables, wiring and conduits below raised floors, behind walls or above dropped ceilings). All Alterations in and to the Premises which may be made by Landlord or Tenant prior to and during the Term, or any renewal thereof, shall become the property of Landlord upon the Expiration Date or earlier end of the Term or any renewal thereof, and shall not be removed from the Premises by Tenant unless Landlord, at Landlord's option by notice to Tenant prior to the Expiration Date, elects to have them removed from the Premises by Tenant, in which event same shall be removed by Tenant, at Tenant's expense, prior to the Expiration Date or earlier expiration of the Term. Notwithstanding any provision in this Article 3 to the contrary, with the exception of Alterations reasonably designated by Landlord on Tenant's plans as "Specialty Alterations" (as hereinafter defined) when plans therefor are submitted to Landlord for approval, Tenant shall have no obligation to remove and/or restore any other Alterations from the Premises on the Expiration Date or earlier termination of the Term. For purposes hereof, the term "Specialty Alterations" shall mean (i) intentionally omitted, (ii) raised flooring, (iii) Alterations which involve major floor slab penetrations (i.e. excluding penetrations for plumbing piping and electrical/voice/data "poke-throughs") or affect the exterior of the Building, (iv) safes or vaults and other installations which would be unusually difficult or expensive to remove, (v) security system(s), (vi) exterior storm windows, and (vii) other Alterations or trade fixtures reasonably designated by Landlord as inconsistent with those normally installed in office space in similar buildings in midtown Manhattan and which would be unusually difficult or expensive to remove; provided, that none of the following shall constitute Specialty Alterations: (i) any existing improvements, installations or alterations that are currently existing within the Premises; (ii) trade fixtures; (iii) wires, conduits or cables that are installed in shafts, behind walls, below floors or above drop ceilings; (iv) air handlers; and/or chillers and other air conditioning equipment. In the event Landlord elects to have Tenant remove such Specialty Alterations, Tenant shall repair any damage to the Premises or the Building caused by the removal of such Specialty Alterations or any of Tenant's Personalty. Any Specialty Alterations or Tenant's Personalty remaining on the Premises after the Expiration Date or earlier termination of the Term shall be deemed conclusively abandoned and may, at the election of Landlord, either be retained as Landlord's property or be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, for the repair of damage caused by such removal, but nothing herein shall be

deemed to relieve Tenant of its responsibility to remove any such Specialty Alterations or any of Tenant's Personalty which Tenant is obligated to remove hereunder.

C. Quiet Enjoyment by Other Tenants

Tenant shall, in the use and occupancy of the Premises by Tenant and its employees, agents, students and invitees, not interfere with the security and safety of all other tenants and occupants of the Building, and the quiet enjoyment of their respective premises. In the event that Landlord receives any complaints from any other tenant or occupant of the Building with respect to breaches of security or safety arising out of, or any nuisance or unreasonable annoyance arising from the conduct of Tenant's business or the acts or omissions of Tenant's employees, agents, students or invitees, Tenant shall immediately take whatever measures as shall be commercially reasonably necessary or as Landlord shall reasonably direct to remedy any such complaint.

D. Submission of Plans

Prior to making any Alterations (except for Minor Alterations), Tenant (i) shall submit to Landlord or to a third-party consultant appointed by Landlord ("Landlord's Consultant") detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, Class E sprinkler and structural drawings stamped by a professional engineer or architect licensed in the State of New York to the extent required under good construction practices) for each proposed Alteration ("Plans") and shall not commence any such Alteration without first obtaining Landlord's acceptance of such Plans; provided however, Tenant may file the Plans before Landlord has approved them, so long as Tenant thereafter files revisions incorporating changes required by Landlord in Landlord's reasonable discretion, as a result of Landlord's review, (ii) shall pay to Landlord all commercially reasonable out-of-pocket fees and expenses paid by Landlord to third parties (including the cost of Landlord's Consultant) in connection with Landlord's review of Tenant's Plans; provided, however, that Landlord hereby waives such fees and expenses incurred in connection with the Initial Tenant Work, (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi governmental bodies, and (iv) shall furnish to Landlord evidence that Tenant, and Tenant's contractors, subcontractors, installers and service representatives engaged in connection with such Alterations, are carrying such insurance as Landlord may reasonably require, as more particularly set forth in Schedule E annexed hereto and made a part hereof, naming Landlord, its managing agent and other parties reasonably designated by Landlord as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration, including the "as-built" drawings showing such Alterations (to the extent required under good construction practices), required by any governmental or quasi governmental bodies and shall furnish Landlord with copies thereof. The parties agree that final plans "marked-up" by Tenant's architect and engineer to reflect actual conditions may be used in lieu of "as built" drawings, provided the changes shown thereon are non-structural and non-material in nature. All Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined) and in accordance with the Americans with Disabilities Act of 1990, including but not limited to the accessibility provisions thereof; all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel

mortgage or title retention or security agreement. Landlord's acceptance of Tenant's plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord with respect to their completeness, design, sufficiency or compliance with all applicable laws, rules or regulations of governmental agencies or authorities.

Landlord shall respond to any request for approval of Tenant's Plans within ten (10) Business Days after such request is made. In addition, Landlord agrees to respond to any resubmission of the Plans within five (5) Business Days after resubmission to Landlord. If Landlord fails to respond to Tenant's request within the applicable review period set forth herein, Tenant shall have the right to provide Landlord with a second request for approval (a "Second Request"), which shall specifically identify the Plans to which such request relates, and set forth in bold capital letters the following statement: IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THE PLANS SHALL BE DEEMED APPROVED AND TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION OF THE ALTERATIONS IN ACCORDANCE WITH THE PLANS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. If Landlord fails to respond to a Second Request within Ten (10) Business Days after receipt by Landlord, the Plans or revisions thereto for which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to commence construction of the Alterations or portion thereof to which the Plans relate, provided that prior to commencing any such Alterations such Plans have (if required) been appropriately filed in accordance with any applicable laws, all permits and approvals required to be issued by any governmental authority as a prerequisite to the performance of such Alterations shall have been duly issued, and Tenant shall otherwise have complied with all applicable provisions of this Lease relating to the performance of such Alterations.

E. Mechanics' Liens; Labor Conflicts

Any mechanic's lien filed against the Premises, or the Real Property, for work furnished to Tenant shall be discharged by Tenant within thirty (30) days after Tenant has been given notice of the existence of such mechanics' lien, Tenant's expense, by payment or filing the bond required by law. Within thirty (30) days following Landlord's request, Tenant agrees to provide Landlord with lien waivers executed by the general contractor and any subcontractors employed in connection with any Alterations performed by or on behalf of Tenant under contracts exceeding Two Thousand Five Hundred and 00/100 ($2,500.00) Dollars. Tenant shall not, at any time prior to or during the Term, employ, or permit the employment of, any contractor, service provider, mechanic or laborer in the Premises, whether in connection with any Alterations (other than Landlord's Work), cleaning services or otherwise, if, in Landlord's reasonable judgment, such employment will interfere or cause any conflict with other contractors, service providers, mechanics, or laborers engaged in the construction, cleaning, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, service providers, mechanics or laborers causing such interference or conflict to leave the Building immediately.

F. Staircase. Subject to the prior written consent of Landlord which shall not be unreasonably withheld, and to the provisions of this Article 3 of the Lease including items (ii) (to the extent that such installation of the Staircase permitted hereunder shall not adversely affect the Building's mechanical, electrical, plumbing installations or other Building installations outside the Premises) and (iii) of the Alterations Requirements set forth in subsection (A) of this Article 3, Tenant, at Tenant's expense, may make alterations in or to the interior of the Premises to install a staircase within the Premises connecting contiguous floors of the Premises, provided same does not adversely affect the Building's mechanical, electrical, plumbing, Class E or other Building systems or the structural integrity of the Building, does not adversely affect any part of the Building other than the Premises, does not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, does not reduce the value or utility of the Building and which is performed only by contractors first approved by Landlord, approval shall not be unreasonably withheld and in compliance with all applicable laws.

G. Landlord shall promptly take steps to remediate any Hazardous Substances discovered in connection with Landlord's Work and Tenant's Alterations including the installation of the Staircase provided Landlord receives written notice thereof and Tenant is not the cause of the presence of the Hazardous Substances.

4. REPAIRS; FLOOR LOAD

Landlord shall maintain and repair the public portions of the Building, both exterior and interior and the Building roof, foundation, windows and Building systems (including, without limitation, plumbing, life safety/fire protection, electrical, mechanical, telecommunication and Building HVAC systems), and shall make all structural repairs and replacements to the Building and the Premises to keep them in good order and condition. Landlord shall maintain the public/common areas (including of the Building clean and in condition comparable to other first class midtown Manhattan office buildings. Landlord shall perform all repairs with due diligence and continuity, using first class and new materials, and in a manner to minimize interference with Tenant's use and occupancy.

Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. Notwithstanding the foregoing, Tenant shall not be required to make any repairs to the extent same are necessitated by the act, omission or negligence of Landlord or its agents, contractors or employees or the breach by Landlord of its obligations hereunder. Tenant shall pay Landlord commercially reasonable charges for all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises if Tenant requests that Landlord to make such replacements. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of, or Alterations made by, or any work, labor, service or

equipment done for or supplied to, Tenant or any subtenant, or the installation, use or operation of any property or equipment by Tenant or any of Tenant's subtenants, agents, employees, invitees or licensees, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord; subject, however, to the waiver of claims/waiver of subrogation provisions in Article 9 of this Lease. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after thirty (30) days notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, or such lesser period as may be reasonably designated by Landlord to avoid injury to persons or property, or if Landlord elects to make any repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible, the same may be made by Landlord, upon not less than five (5) days prior notice to Tenant, at the expense of Tenant, and the expenses thereof reasonably incurred by Landlord shall be collectible by Landlord as additional rent within thirty (30) days after rendition of a bill or statement therefor.

Tenant shall give Landlord prompt notice of any defective condition in any building-wide plumbing, electrical or heating system located in, servicing or passing through the Premises of which Tenant has actual knowledge and Landlord shall be responsible for repairing or causing the repair of any such defective condition, at Landlord's expense, provided such defective condition was not caused by the carelessness, acts, omissions, improper conduct or neglect of Tenant or any breach by Tenant of its obligations hereunder, in which event Landlord shall make such repairs at Tenant's expense, subject to the waiver of claims/waiver of subrogation set forth in Article 9 hereof. Landlord shall also repair, at Landlord's expense, all damages in and about the Premises caused by the carelessness, acts, omissions, improper conduct or neglect of Landlord or willful misconduct of Landlord or any breach by Landlord of its obligations hereunder, subject to the waiver of claims/waiver of subrogation set forth in Article 9 hereof.

Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

Except as expressly provided in this Lease and so long as Landlord uses reasonable efforts to minimize any inconvenience, annoyance or injury, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof; provided that the foregoing shall not be construed as limiting Landlord's maintenance and repair obligations hereunder.

If the Premises be or become infested with vermin, Tenant, at Tenant's expense (or Landlord's expense, if such infestation is caused by Landlord's acts or the operations of other tenant(s) within the building), shall cause the same to be exterminated from time to time to the

reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord, not to be unreasonably withheld. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

5. WINDOW CLEANING

Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. The foregoing shall not be construed to imply any responsibility on Tenant's part for cleaning the windows, as such window cleaning (interior and exterior) is the responsibility of Landlord in accordance with Landlord's building standard window cleaning schedule, which shall be performed no less than four (4) times per year.

6. REQUIREMENTS OF LAW

Tenant, at its sole expense, shall promptly comply with all present and future laws, statutes, orders, directives and regulations of federal, state, county, city and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to the Premises and/or Tenant's use or occupancy thereof; provided, however, that Tenant shall not be obligated to comply with any laws requiring any structural alterations or repairs to the Premises or the Building unless the application of such law arises from (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease.

Tenant shall not do or permit to be done any act or thing upon the Premises which is contrary to and will invalidate or be in conflict with any public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Building and fixtures and property therein, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord,

as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof.

Only to the extent that the failure to do so adversely affects Tenant's use and enjoyment of the Premises, including Tenant's ability to perform permitted alterations, Landlord shall comply (or cause other parties responsible for such compliance to comply) with all laws with respect to the Building (except to the extent that Tenant is required hereunder to so comply) including any asbestos remediation required by Law.

7. SUBORDINATION

A. This Lease shall be subject and subordinate to the priority of each Superior Lease if the applicable Lessor executes and delivers to Tenant a Nondisturbance Agreement. This Lease shall be subject and subordinate to the lien of each Mortgage if the applicable Mortgagee executes and delivers to Tenant a Nondisturbance Agreement. Tenant, at Tenant's expense, shall execute and deliver promptly a Nondisturbance Agreement that a Lessor, or Mortgagee proposes to use and that conforms to the terms of this Article 7, provided, however, that Tenant shall not be required to agree to any such additional amendments to this Lease that (i) increase Tenant's monetary obligations under this Lease, (ii) diminish Tenant's rights under this Lease other than to a de minimus extent, or (iii) increase Tenant's other obligations under this Lease, other than to a de minimus extent. Landlord shall deliver or cause to be delivered to Tenant a subordination, non-disturbance and attornment agreement between Tenant and the existing mortgagee within one hundred and twenty (120) days of the execution of this Lease. Landlord shall use commercially reasonable means to deliver or cause to be delivered to Tenant a subordination, non-disturbance and attornment agreement between Tenant and all future mortgagees in the form customarily used by said mortgagees which shall be upon commercially reasonable terms but not materially more onerous than in the terms set forth herein.

B. Definitions

(i) The term "Lessor" shall mean a lessor under a Superior Lease.

(ii) The term "Mortgage" shall mean any trust indenture or mortgage which now or hereafter encumbers the Building, the Building or any Superior Lease and the leasehold interest created thereby.

(iii) The term "Mortgagee" shall mean any trustee, mortgagee or holder of a Mortgage.

(iv) The term "Nondisturbance Agreement" shall mean, subject to Section 7(A) hereof, an agreement, in recordable form, between a Lessor, or a Mortgagee, as the case may be, and Tenant, to the effect that (i) if there is a foreclosure of the Mortgage, then the successor to Landlord by virtue of the foreclosure will not evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such successor to Landlord on the same terms and conditions as are contained in this Lease, (ii) if the Superior Lease terminates, then the Lessor will not evict Tenant, disturb Tenant's possession under the Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease, or (iii) if there is a sale of the Premises, then the successor to Landlord by virtue of such sale will not evict Tenant, disturb Tenant's possession under the Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such successor on the same terms and conditions as are contained in this Lease.

(v) The term "Superior Lease" shall mean any lease pursuant to which Landlord now or hereafter obtains or retains its interest in or the Building (to the extent that Landlord's interest in the Building is a leasehold estate).

C. Terms of Nondisturbance Agreements.

Subject to the terms of this Section 7, any Nondisturbance Agreement may provide that the party that succeeds to Landlord by reason of the foreclosure of a Mortgage, the termination of a Superior Lease, or the exercise of the power of sale by Landlord, as the case may be (any such party being referred to herein as the "Successor") shall not be:

(i) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), except to the extent that (i) such act or omission continues after the date that the Successor succeeds to Landlord's interest in the Building, and (ii) such act or omission of such prior landlord is of a nature that the Successor can cure by performing a service or making a repair, or

(ii) subject to any defenses or offsets that Tenant has against any prior landlord (including, without limitation, the then defaulting landlord) (except for any offsets that are expressly permitted under this Lease accruing against Lender after it succeeds to the interest of Landlord under the Lease), or

(iii) bound by any payment of Rent that Tenant has made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date that such payment is due (other than the first month's Rent that Tenant pays pursuant to Section 1(C) hereof), or

(iv) bound by any obligation to make any payment to or on behalf of Tenant to the extent that such obligation accrues prior to the date that the Successor succeeds to Landlord's interest in the Building, or

(v) bound by any obligation to perform any work or to make improvements to the Premises, except for:

(a) Landlord's Work,

(b) repairs and maintenance that Landlord is required to perform pursuant to the provisions of this Lease and the need for which commences or continues after the date that the Successor succeeds to Landlord's interest in the Building,

(c) repairs to the Premises that become necessary by reason of a fire or other casualty that occurs from and after the date that the Successor succeeds to Landlord's interest in the Building and that Landlord is required to perform pursuant to Article 11 hereof.,

(d) repairs to the Premises that become necessary by reason of a fire or other casualty that occurs prior to the date that the Successor succeeds to Landlord's interest in the Building and that Landlord is required to perform pursuant to Article 10 hereof, to the extent that the Successor can make such repairs from the net proceeds of Landlord's property insurance policy that are actually made available to the Successor (with the understanding, however, that if (i) a fire or other casualty occurs prior to the date that the Successor succeeds to Landlord's interest in the Building, (ii) Landlord is required to repair the resulting damage to the Building pursuant to Article 10 hereof, and (iii) the Successor cannot make such repairs from such net proceeds, then Tenant shall have the right to terminate this Lease by giving notice thereof to the Successor within fifteen (15) days after the date that the Successor gives Tenant notice that the Successor does not intend to perform such repairs),

(e) repairs to the Premises as a result of a partial condemnation that occurs from and after the date that the Successor succeeds to Landlord's interest in the Building and that Landlord is required to perform pursuant to Article 11 hereof, and

(f) repairs to the Premises as a result of a partial condemnation that occurs prior to the date that the Successor succeeds to Landlord's interest in the Building and that Landlord is required to perform herein, to the extent that the Successor can make such repairs from the net proceeds of any condemnation award made available to the Successor (with the understanding, however, that if (i) a partial condemnation occurs prior to the date that the Successor succeeds to Landlord's interest in the Building, (ii) Landlord is required to make repairs to the Building pursuant to Article 11 hereof by reason of such partial condemnation, and (iii) the Successor cannot make such repairs from such net proceeds, then Tenant shall have the right to terminate this Lease by giving notice thereof to the Successor within fifteen (15) days after the date that the Successor gives Tenant notice that the Successor does not intend to perform such repairs),

(vi) bound by any amendment or modification of this Lease made without the consent of the Mortgagee or the Lessor, as the case may be (if required), or

(vii) bound to return the Letter of Credit until the Letter of Credit has come into the Successor's actual possession and Tenant is entitled to the Letter of Credit pursuant to the terms of this Lease (the aforesaid items in clauses (i) through (vii) above for which a Successor is not liable being referred to herein as the "Successor Limitation Items").

Any Nondisturbance Agreement may also contain other terms and conditions that are reasonably required by the Mortgagee, or the Lessor as the case may be that do not (i) increase Tenant's monetary obligations under this Lease, (ii) diminish Tenant's rights under this Lease other than to a de minimus extent, or (iii) increase Tenant's other obligations under this Lease, other than to a de minimus extent. A Successor that is an Affiliate of the Person that constitutes Landlord shall not have the right to include in a Nondisturbance Agreement the Successor Limitation Items, or such other terms and conditions.

D. Attornment. If, at any time prior to the Expiration Date, a Successor succeeds to Landlord's interest in the Building, then Tenant, at the Successor's election, shall attorn, from time to time, to the Successor, in either case upon the then executory terms of this Lease, for the remainder of the Term. If the Successor is not an Affiliate of the Person that constituted Landlord immediately prior to such Successor's obtaining an interest in the Premises, then the Successor shall not have liability for the Successor Limitation Items from and after the date that Tenant so attorns to the Successor. The provisions of this Section 7(D) shall apply notwithstanding that, as a matter of law, this Lease terminates upon the termination of any Superior Lease or the foreclosure of a Mortgage. No further instrument shall be required to give effect to Tenant's attorning to a Successor as contemplated by this Section 7(D) Tenant, however, upon demand of any Successor, shall execute, from time to time, instruments, in a recordable form and in a form reasonably satisfactory to the Successor, confirming the foregoing provisions of this Section 7. A Mortgagee or a Lessor shall have the right to include such provisions in a Nondisturbance Agreement.

E. Amendments to this Lease. Tenant shall execute and deliver, from time to time, amendments to this Lease, promptly after Landlord's request, to the extent that (x) such amendments are reasonably required by a Mortgagee or a Lessor that in either case is not an Affiliate of Landlord (or are reasonably required by a proposed Mortgagee or proposed Lessor that in either case is not an Affiliate of Landlord and that consummates the applicable Mortgage or the applicable Superior Lease contemporaneously with Tenant's execution and delivery of such amendment hereof), and (y) Landlord gives to Tenant reasonable evidence to the effect that such Mortgagee or Lessor requires such amendments; provided, however, that Tenant shall not be required to agree to any such amendments to this Lease that (i) increase Tenant's monetary obligations under this Lease, (ii) materially and adversely affect or materially diminish Tenant's rights under this Lease, or (iii) materially increase Tenant's other obligations under this Lease.

F. Tenant's Estoppel Certificate. Tenant, within ten (10) Business Days after Landlord's request from time to time (but not more frequently than two (2) times in any particular period of twelve (12) months), shall deliver to Landlord a written statement executed by Tenant, in form reasonably satisfactory to Landlord, (1) stating that this Lease is then in full force and effect and has not been modified (or if this Lease is not in full force and effect, stating the reasons therefor, or if this Lease is modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent and other items of Rental have been paid, (3) stating whether, to the best knowledge of Tenant (but without having made any investigation), Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) stating any other matters reasonably requested by Landlord and related to this Lease. Tenant acknowledges that any such statement that Tenant delivers to Landlord pursuant

to this Section 7(F) may be relied upon by (x) any purchaser or owner of the Building or any interest therein (including, without limitation, any Lessor), or (y) any Mortgagee.

G. Landlord's Estoppel Certificate. Landlord, within ten (10) Business Days after Tenant's request from time to time (but not more frequently than two (2) times in any particular period of twelve (12) months), shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if this Lease is not in full force and effect, stating the reasons therefor, or if this Lease is modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, and any other items of Rental have been paid, (iii) stating whether, to the best knowledge of Landlord (but without having made any investigation), Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) stating any other matters reasonably requested by Tenant and related to this Lease. Landlord acknowledges that any statement delivered by Landlord to Tenant pursuant to this Section 7(G) may be relied upon by (w) any assignee of Tenant's interest hereunder, (x) any subtenant of all or any part of the Premises, (y) any Person that acquires Control of Tenant (provided that such assignment, sublease or transfer of Control is accomplished in a manner that complies with the provisions of Article 12(K) hereof), or (z) any Person that extends credit to Tenant.

H. Zoning Lot Merger Agreement. Tenant hereby waives irrevocably any rights that Tenant may have in connection with any zoning lot merger or transfer of development rights with respect to the Building, including, without limitation, any rights that Tenant may have to be a party to, to contest, or to execute any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Building, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose. Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Building (it being understood, however, that Landlord shall not permit such Declaration of Restrictions or any such other document to impair Tenant's rights hereunder, or expand Tenant's obligations hereunder, except, in either case, to a *de minimis* extent provided, however, that Tenant shall not be required to agree to any amendments to this Lease that (i) increase Tenant's monetary obligations under this Lease, (ii) materially and adversely affect or materially diminish Tenant's rights under this Lease, or (iii) materially increase Tenant's other obligations under this Lease.) In confirmation of such subordination and waiver, Tenant, from time to time, shall execute and deliver promptly any certificate or instrument that Landlord reasonably requests.

I. Existing Superior Leases, and Mortgages. Landlord represents and warrants to Tenant that there are no existing Superior Leases or Mortgages relating to or affecting the Building other than: there currently exists a Mortgage for the Building held by Wachovia Bank, National Association as Mortgagee.

8. RULES AND REGULATIONS

Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt (collectively, the "Rules and Regulations") on at least thirty (30) days prior written notice to Tenant. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. All Rules and Regulations shall be reasonable and shall not be discriminatorily enforced against Tenant. No future Rule or Regulation shall adversely affect Tenant's rights under this Lease or impose any material additional obligations upon Tenant, other by a de minimis amount. In case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

9. INSURANCE

A. Tenant's Insurance

Tenant shall obtain at its own expense and keep in full force and effect during the Term (or such earlier date that Tenant enters into or takes possession of the Premises, or any part thereof), a policy of commercial general liability insurance (including, without limitation, products, completed operations and insurance covering Tenant's contractual liability under this Lease), covering bodily injury and property damage liability, personal injury and advertising liability and fire legal liability, all in connection with Tenant's use and occupancy of the Premises and Building under which Tenant is named as the insured, and Landlord, Landlord's managing agent, the any holder of a Mortgage and/or such other designees reasonably specified by Landlord from time to time, are named as additional insureds as their respective interests may appear, and any such party although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, or its agents, employees, contractors, directors, shareholders, partners, members and principals (disclosed and undisclosed) by reason of the acts, omission or negligence of Tenant, its servants, agents, employees and contractors. Such policy shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Landlord at least ten (10) days written notice, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be $5,000,000 general aggregate per location, $5,000,000 per occurrence for bodily injury and property damage, $5,000,000 personal and advertising injury, and $2,000,000 for fire legal liability, or such greater amounts as Landlord may, from time to time, reasonably require and is customarily provided in Midtown Manhattan for similar office buildings. The above limits can be provided by the combination of general liability coverage and umbrella liability coverage. Tenant shall also maintain at its own expense during the Term (or such earlier date that Tenant enters into or takes possession of the Premises, or any part thereof) a policy of workers' compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Tenant shall provide to Landlord prior to entry upon the Premises and at least twenty (20) days prior to the termination of any existing policy, a certificate of insurance complying with the provisions of this Article and other evidence of the effectiveness of the insurance policies required to be

maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Notwithstanding anything to the contrary contained herein, Tenant agrees that Tenant shall not be entitled to possession of the Premises unless and until Tenant shall have provided Landlord with evidence of compliance with the terms of this Article, and if possession is not delivered as a result thereof, Tenant shall be deemed to be responsible for Landlord's inability to deliver possession of the Premises and the Rent hereunder shall commence as if possession of the Premises had been made available to Tenant but for Tenant's failure to comply with the terms of this Article. In addition, Tenant shall provide Landlord with at least thirty (30) days prior written notice of the cancellation or any material modification of any insurance policy obtained by or on behalf of Tenant hereunder, which notice shall also contain the policy number and the names of the insureds and policy holder. Following the occurrence of any event that may give rise to an insurance claim or dispute, Tenant shall provide Landlord with a complete copy, or all relevant portions, of any such policy upon written request of Landlord. Each policy required hereunder shall be primary insurance, notwithstanding any insurance maintained by any parties listed as additional insured parties thereunder or otherwise indemnified against liability by Tenant pursuant to the terms hereof. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide as having a general policyholder rating of "A" and a financial rating of at least "X", or any successor thereto (or if there be none, an organization having an equivalent rating). In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount reasonably expended by Landlord, with interest thereon at the rate of eight (8%) percent per annum, within thirty (30) days of Landlord's written demand therefor.

B. "Special Form" Insurance

Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on a special form (formerly known as "all risk") covering all furniture, movable trade fixtures, equipment, personal property and inventory of Tenant located in the Premises and any personal property in the care, custody and control of Tenant, in the amount equivalent to the insurable value of said property, defined as the "cost to replace or reconstruct new without deduction for physical depreciation, which policy shall otherwise comply with the applicable provisions of subsections A and C of this Article 9.

C. Waiver of Subrogation

The parties hereto shall procure an appropriate clause in, or endorsement on, any "special form" property insurance covering the Premises and the Building, including its respective alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that,

notwithstanding anything contained herein to the contrary, it waives any claim against and will not seek to recover from the other or the partners, directors, officers, shareholders, member, agents or employees of such party for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "special form" property insurance policies to the extent that such loss or damage is actually recoverable under such policies exclusive of any deductibles (or would be recoverable if a standard "special form" property insurance policy were maintained in accordance with the provisions hereof). Such waiver will not apply should any loss or damage result from one of the parties' gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on Tenant's movable trade fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Tenant's business.

10. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

A. Repair of Damage

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Premises shall be damaged by fire or other casualty, then the Premises shall be repaired and restored to its condition preceding the damage in accordance with the provisions of this Article 10. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period (if any), so long as Landlord shall have proceeded with reasonable due diligence. Until such date that the repair and restoration of the Premises by the parties hereto shall be made (but not longer than four (4) months following the date that the repairs that are Landlord's responsibility hereunder shall be made, subject to reasonable extensions due to delays caused by strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Tenant's control (and not caused by the negligence or misconduct of Tenant or its agents or employees), including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency), the Rent shall be reduced in the proportion which the area of the part of the Premises that is not usable or accessible by Tenant for Tenant's purposes by reason of such fire or other casualty bears to the total area of the Premises; provided, however, should Tenant retake possession of a portion of the Premises prior to the date Landlord's repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Whenever in this Article 10 reference is made to restoration of the Premises, (i) Tenant's obligation shall be as to all property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, any and all Alterations (other than Landlord's Work), construction or other improvements made to the Premises by or on behalf of Tenant and any other leasehold improvements existing in the Premises on the date hereof, all of which shall be restored and replaced at Tenant's sole cost and expense and (ii) Landlord's obligation, if any, shall be as to Landlord's Work and the shell, which constitutes the structure of the Building and

the mechanical, electrical, plumbing and other building-wide systems up to the point of connection into the Premises.

B. Termination Options

(i) Anything in subsection A of this Article 10 to the contrary notwithstanding, if the Premises are substantially damaged or are rendered untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, either substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or the Building, after its proposed repair, alteration or restoration shall not be economically viable as an office building, then in any of such events, Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease; provided, however, that Landlord may not so terminate this Lease under this clause (i) unless Landlord elects to terminate leases (including this Lease) affecting at least fifty (50%) percent of the leasable area of the Building. In addition, (i) if any such damage shall occur to the Premises or the Building during the last two (2) years of the Term, Landlord shall have the option to terminate this Lease by thirty (30) days prior written notice to Tenant and (ii) Landlord shall not be obligated to repair or restore the Premises or the Building if a holder of a mortgage or underlying leasehold applies proceeds of insurance to the loan or lease payment balance, and the remaining proceeds, if any, available to Landlord are insufficient to pay for such repair or restoration. If Landlord elects to terminate this Lease, the Term shall expire upon the date set forth in such notice, and Tenant shall vacate the Premises and surrender the same to Landlord without prejudice however, to Landlord's rights and remedies against Tenant under this Lease in effect prior to such termination and any Rent owing shall be paid up to the date of the casualty (or such later date that Tenant ceases to use the Premises for the conduct of its business thereat) and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

(ii) If the Premises are substantially damaged by fire or other casualty or are rendered wholly or partially untenantable thereby such that more than thirty percent (30%) of the Premises in the aggregate cannot be used by Tenant for the purposes hereof, and if Landlord shall elect to restore the Premises, Landlord shall, within sixty (60) days following the damage, cause an independent contractor or architect selected by Landlord to give notice to Tenant of the date by which such contractor or architect believes the restoration of the Premises shall be Substantially Completed (the "Restoration Date"). If such notice shall indicate that the Restoration Date shall not occur within nine (9) months following the initial sixty (60) day estimate period, then Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than twenty (20) days after receiving such notice and in such event this Lease shall terminate on the date specified in Tenant's notice for the termination of this Lease (which date shall not be more than thirty (30) days after the giving of such notice). If Tenant shall not so elect to terminate this Lease, but Landlord shall thereafter fail to substantially complete the restoration of the Premises within thirty (30) days following the Restoration Date for any reason whatsoever, but subject to subsection C below, Tenant shall have the right to terminate this Lease by giving written notice to Landlord not later than fifteen (15) business days following such thirty (30) day period and if Landlord shall fail to so complete such restoration within thirty (30) days following Landlord's receipt of Tenant's termination notice, this Lease shall be deemed canceled and

terminated as of the date of the giving of such termination notice as if such date were the Expiration Date. In addition, if the Premises are totally or substantially damaged by fire or other casualty or are rendered wholly or substantially untenantable thereby during the last two (2) years of the Term, Tenant shall have the option to terminate this Lease upon thirty (30) days prior written notice to Landlord.

C. Repair Delays

Provided that Landlord uses diligent efforts to repair the Premises, Landlord shall not be liable for reasonable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord and/or Tenant, and for reasonable delays on account of "labor troubles" or any other cause beyond Landlord's control, but such delays shall not limit Tenant's termination rights set forth in this Article 10.

D. Provision Controlling

The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

E. Property Loss or Damage

Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature other than Landlord's gross negligence or willful misconduct; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building; provided, the foregoing shall not deemed to limit Landlord's maintenance, repair and restoration obligations pursuant to Articles 4 and 10 hereof. If at any time any windows of the Premises are temporarily closed, darkened or bricked up for any reason whatsoever including, but not limited to, Landlord's own acts, or any of such windows are permanently closed, darkened or bricked up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction, provided that Landlord shall use reasonable efforts to minimize the extent and duration of such voluntary closure or darkening. Tenant shall give prompt notice to Landlord in case of fire or accident in the Premises.

11. CONDEMNATION

A. Condemnation.

If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then, (i) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) whether or not the Premises shall be affected thereby, if a substantial portion of the Real Property is acquired or condemned, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a twenty (20) days notice of termination of this Lease, provided Landlord terminates leases covering a majority of the leased area in the Building; and (iii) if the part of the Real Property so acquired or condemned shall contain more than twenty (20%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, whether or not the Premises shall be affected thereby, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days notice of termination of this Lease. If any such notice of termination is given by Landlord or Tenant this Lease and the Term shall come to an end and expire upon the expiration of said period with the same effect as if the date of expiration of said period were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self contained rental unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

B. Award

In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for moving expenses, the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking and for Tenant's Alterations, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12. ASSIGNMENT AND SUBLETTING

A. Prohibition Without Consent

Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not (i) assign or otherwise transfer this Lease or the term and estate hereby granted, (ii) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, (iii) sublet the Premises or any part thereof or permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) or (iv) advertise, or authorize a broker to advertise the Premises for assignment or subletting, without obtaining the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

B. Notice of Proposed Transfer

If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord ("Tenant's Notice"), which notice shall be accompanied by the proposed material terms and conditions of the proposed assignment or sublease and the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, (v) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (vi) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, and (vii) in the case of a sublease, such additional information related to the proposed subtenant as Landlord shall reasonably request within twenty (20) days of the original submission, if any.

C. Landlord's Options

If Tenant's Notice relates to a proposed sublease of ten percent (10%) or more per floor of the Premises in the aggregate, then Tenant's Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (a) sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises for less than all or

substantially all of the balance of the Term hereof), (b) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises for all or substantially all of the balance of the Term), or (c) terminate this Lease with respect to the space proposed to be sublet (if the proposed transaction is a sublease of part of the Premises for all or substantially all of the balance of the Term). Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after the aforesaid notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person or entity. For purposes hereof, "substantially all of the balance of the Term" shall mean if the proposed expiration date thereof is scheduled to occur within the last twelve (12) months of the term of this Lease. In no event shall the provisions of this paragraph apply to an assignment or sublease permitted hereunder without Landlord's consent. If Tenant's Notice relates to a proposed sublease of less than ten percent (10%) per floor of the Premises in the aggregate, then the proposed sublease shall be governed by Subsection 12(G) hereof.

D. Termination by Landlord

If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and additional rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Premises, then (i) this Lease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to commence; (ii) from and after such date the Rent and additional rent due hereunder shall be adjusted (including Tenant's Proportionate Share), based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises and the parties shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof; and (iii) from and after such date Tenant shall afford Landlord and its agents, tenants, undertenants, or licensees reasonable appropriate means of ingress and egress to and from such surrendered space; and (iv) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Premises from the balance of the Premises and in complying with any legal or insurance requirements relating to such separation, and the repairing and restoration to tenantable condition of any part of the remainder of the Premises which is physically affected by such separation. If Landlord exercises its option to terminate this Lease in whole or in part pursuant to subsection C of this Article 12, or takeback right under subsection E of this Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant; provided, however, that if Landlord should lease the Premises (or any part thereof) to the Tenant's prospective assignee or subtenant, then Landlord shall pay commercially reasonable brokerage fees incurred in connection with a consummated transaction in connection therewith.

E. Takeback by Landlord

If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Rent and additional rent then payable pursuant to this Lease, or (ii) the rentals set forth in the

proposed term sheet, and shall be for the same term as that of the proposed subletting, and such sublease:

(i) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article 12;

(ii) shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article 12;

(iii) shall give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, provided such changes are consistent with office use;

(iv) shall provide in substance that any alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

(v) shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (c) Landlord, at Landlord's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (d) Landlord, at Landlord's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (e) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, except that Tenant shall have the right to require the subtenant or assignee to remove any Specialty Alterations installed in the Leaseback Space.

F. <u>Effect of Takeback or Termination</u>

If Landlord exercises its option to sublet the Leaseback Space, (i) Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord; (ii) performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give

rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and (iii) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or its assignee, subtenant or designee). In addition, if required by applicable law in connection with any termination of this Lease, or subletting of all or any portion of the Leaseback Space to Landlord or its designee, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect. Tenant further agrees to pay any amounts which may be assessed in connection with any of such taxes and to indemnify Landlord against and to hold Landlord harmless from any claims for payment of such taxes as a result of such transactions.

G. Conditions for Landlord's Approval

In the event Landlord does not exercise either of the options provided to it pursuant to subsection C of this Article 12 and provided that Tenant is not in default of any of Tenant's monetary or other material obligations under this Lease beyond applicable notice and cure period as of the time of Landlord's consent, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and subject to the Sublease/Assignment Conditions below. Such consent shall be granted or denied within thirty (30) days after delivery to Landlord, to the extent not previously given, of (i) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, (iii) the proposed form of sublease or assignment, and (iv) in the case of a sublease, such additional information related to the proposed subtenant as Landlord shall reasonably request within fifteen (15) days of Tenant's submission. If Landlord shall fail to respond to Tenant in connection with Tenant's requested approval of any proposed assignment or subleasing within thirty (30) days after Landlord's receipt thereof, then Tenant may deliver a second written notice to Landlord requesting Landlord's approval thereof. If Landlord shall fail to respond to Tenant within ten (10) days after Landlord's receipt of said second notice, then, as Tenant's sole remedy in connection therewith, and provided that said second notice shall bear the following legend typed in bold, capital letters at the top: "**IF LANDLORD SHALL FAIL TO RESPOND TO TENANT IN CONNECTION WITH THIS REQUEST FOR APPROVAL WITHIN TEN (10) DAYS, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED THERETO**", Landlord shall be deemed to have approved such proposed assignment or subleasing. For purposes hereof, the "Assignment/Subletting Conditions" shall mean:

(i) Tenant shall have complied with the provisions of subsection B of this Article 12 and Landlord shall not have exercised any of its options under subsection C of this Article 12 within the time permitted therefor;

(ii) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, and (b) is limited to the use of the Premises as general and executive offices and/or showrooms;

(iii) The proposed assignee or subtenant is a reputable party of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(iv) Neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building;

(v) The proposed assignee or subtenant is not a person with whom Landlord is or has been, within the preceding three (3) month period, negotiating to lease space in the Building;

(vi) The form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and (b) shall comply with the applicable provisions of this Article 12;

(vii) There shall not be more than four (4) subtenants (including Landlord or its designee) of the Premises;

(viii) The rental rate for the Premises shall not have been listed or otherwise publicly advertised, and the rental and other terms and conditions of the sublease are substantially the same as those contained in the proposed term sheet furnished to Landlord pursuant to subsection B of this Article 12;

(ix) The rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to subsection G of this Article 12;

(x) Within ten (10) business days after receipt of a bill therefor, Tenant shall reimburse Landlord for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent;

(xi) The proposed occupancy shall not, in Landlord's reasonable opinion, increase the office cleaning requirements or the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant;

(xii) The proposed assignee or subtenant or its business shall not be subject to compliance with additional requirements of law (including related regulations) beyond those requirements which are applicable to the named Tenant herein; and

(xiii) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

(xiv) If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under subsection C of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, subject to Landlord's obligation to pay a brokerage commission pursuant to subsection D of this Article 12.

H. Future Requests

In the event that (i) Landlord fails to exercise either of its options under subsection C of this Article 12 and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

I. Sublease Provisions

With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

(i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

(ii) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease not consented to by Landlord or by any previous prepayment of more than one (1) month's Rent nor expressly provided for herein. The provisions of this Article 12 shall be self operative and no further instrument shall be required to give effect to this provision;

(iv) Intentionally Deleted; and

(v) Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article 12, each subletting pursuant to this Article 12 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of Rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12.

J. Profits from Assignment or Subletting

If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder other than a sublease to Landlord pursuant to Section 12C or any assignment or subletting permitted hereunder without Landlord's consent, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns but excluding security deposit) less the sum of (x) all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal fees, advertising costs and other customary costs incurred in connection with such assignment, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall reasonably require and (y) the unamortized costs of Tenant's Alterations determined on the basis of Tenant's federal income tax returns; and

(ii) in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease on a per square foot basis to Tenant by the subtenant which is in excess of the Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns but excluding security deposit), less the sum of (x) all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, legal fees, advertising costs and other customary costs incurred in connection with such assignment, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall

reasonably require, which costs shall be amortized on a straight-line basis over the balance of the Term hereof then remaining). The sums payable under this subsection J(ii) of this Article 12 shall be paid to Landlord as and when payable by the subtenant to Tenant.

K. Other Transfers.

(i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease.

(ii) If Tenant is a partnership, the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

(iii) If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of any of Tenant's rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building as a first class office building.

(iv) Tenant may, without Landlord's prior written consent (and without being subject to the terms of Paragraphs B, C, D, E, F, G and J herein) but upon prior written notice to Landlord, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "related corporation") to sublet or permit "desk-sharing" of all or part of the Demised Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease provided that (i) Tenant shall not be in default beyond any applicable notice and cure period in the performance of any of its obligations under this Lease, (ii) prior to such subletting Tenant furnishes Landlord with the name of any such related corporation, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant is a related corporation of Tenant and (iii) in the reasonable judgment of Landlord the proposed subtenant is of a character such as is in keeping with the standards of Landlord for the Building. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean direct or indirect ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

(v) Tenant may, without Landlord's prior written consent (and without being subject to the terms of Paragraphs B, C, D, E, F, G and J herein) but upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a successor entity of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default in any of the terms of this Lease beyond any applicable notice and cure period, (ii) intentionally omitted and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State. A "successor entity", as used in this Paragraph shall mean (a) an entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with any applicable statutory provisions for the merger or consolidation of corporations or other entities, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the entity surviving such merger or consolidation, or (b) a corporation or other entity acquiring this Lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets or equity of Tenant, its successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its successors and assigns, or (c) any successor to a successor becoming such by either of the methods described in subdivisions (a) and (b) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles, and certified to Landlord by a financial officer of Tenant, at least equal to the assets, capitalization and net worth, similarly determined, of Tenant, its successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be. The acquisition by Tenant, its successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any entity, shall be deemed to be a merger for the purposes of this Article.

L. <u>Intentionally Deleted</u>

M. <u>Assumption by Assignee</u>

Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsection K of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease and agree to be bound by all of the terms, conditions, covenants and provisions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers (unless same is set forth under the terms of the merger, consolidation or sale documents and evidence thereof is provided to Landlord). The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in

violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

N. Liability of Tenant

The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

O. Listings

The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant and its permitted subtenants hereunder.

P. Re-entry by Landlord

If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease as a result of a default by Tenant under this Lease or a surrender of the Premises by mutual agreement, Landlord shall have the right, at its option, to take over Tenant's interest as sublessor in any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of Tenant's interest as sublessor in the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be reasonably necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such

subtenant against Tenant, or (iii) be bound by any previous modification or amendment of such sublease not consented to by Landlord or by any previous prepayment of more than one (1) month's rent and additional rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 12.

13. LANDLORD'S WORK:

A. Landlord, at Landlord's expense, will cause its designated contractor to perform landlord's work as set forth in Schedule C hereof ('Landlord's Work'). Landlord agrees that it will use reasonable efforts to obtain contracts for the performance of the work required to be performed by it and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption until completion. Landlord's Work shall be performed in a good and workmanlike manner with due diligence and in compliance with all applicable laws, rules, regulations and orders of all governmental authorities having jurisdiction thereof, in compliance with all applicable requirements of insurance bodies having jurisdiction and so as to maintain harmonious labor relations in the Building. Landlord agrees that it will use reasonable efforts to obtain contracts for the performance of the work required to be performed by it and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption until completion. All items installed by Landlord shall be of good quality and workmanship. Prior to commencement of Landlord's Work, Landlord, at Landlord's expense, shall obtain the necessary consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over such work. Landlord shall perform Landlord's Work in a manner so as not to prevent Tenant from obtaining permits for the Initial Tenant Work ("Tenant's Permits"). If Tenant's Permits cannot be obtained or Tenant's Initial Work cannot be performed because Landlord's Work has been performed improperly or by reason of any then existing condition of the Building, including failure of the Building to comply with any law, Landlord shall, upon five (5) days written notice by Tenant remedy the situation so as to enable Tenant to obtain Tenant's Permits and perform the Initial Tenant Work.

B. In all instances where Tenant is required to supply information or authorizations with regard to Landlord's Work, Tenant shall supply the same within a reasonable period after written request therefor by Landlord, unless otherwise specified on Schedule C.

C. Except as provided in this Article and in Article 41, Landlord shall not be required to spend any money or to do any work to prepare the Premises for Tenant's occupancy. The specifications for Landlord's Work set forth on Schedule C represents the limit of Landlord's responsibilities in connection with the preparation of the Premises and except as so provided, Tenant shall take the Premises "as is", subject only to latent defects. Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of this lease (including Landlord's repair and maintenance obligations hereunder). Furthermore, notwithstanding anything to the contrary herein, Landlord shall be responsible, at its expense, for curing any defects in Landlord's Work, due to faulty design, materials or workmanship.

D. Landlord has made and makes no representation of the date on which it will complete Landlord's Work, and except as set forth in Article 1, Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and this Lease shall not be affected thereby. The Commencement Date shall be the date of Substantial Completion of Landlord's Work as determined by Landlord subject to subsection E below.

E. When Landlord considers Landlord's Work to be Substantially Completed and Landlord is prepared to deliver the Premises to Tenant, Landlord shall notify Tenant in writing of same. Within five (5) business days of Tenant's receipt of Landlord's notice, Tenant and Landlord shall make an inspection to determine whether Landlord's Work is in fact Substantially Completed in accordance herewith. If Tenant's inspection discloses any item, excluding the Punch List Items (as defined below), which is not in accordance with this lease, Landlord shall correct such items. If Tenant shall dispute whether Landlord's Work has been Substantially Completed, then, pending the resolution of such dispute, the Commencement Date shall nevertheless be deemed to have occurred on the date of substantial completion of Landlord's Work as determined by Landlord and Tenant shall be obligated to pay Rent and additional rent as and when provided in this Lease. At such time as Landlord's Work is Substantially Completed, Landlord and Tenant shall together prepare in writing the list of any Punch List Items (hereinafter defined). Landlord shall complete the Punch List Items within thirty (30) days of the Commencement Date, in such a manner so as not to unreasonably interfere with Tenant's Initial Work.

F. At any time during such period of prior entry, if Landlord notifies Tenant in writing that Tenant's entry is materially interfering with or delaying Landlord's performance of Landlord's Work, Tenant shall forthwith remove from the Premises and shall cause its workmen to remove therefrom, any equipment or materials which are the subject of Landlord's notice. Landlord, at no cost or expense to Landlord, shall cooperate with the performance of Tenant's work, and shall, at no cost or expense to Landlord, provide access and promptly execute any application, permit or other document required for the performance thereof. Subject to Landlord's consents and approvals as required in Article 3 hereof and in this Article, which are not hereby waived, Landlord acknowledges and consents to "self certification" with the New York City Department of Buildings by Tenant's architect and engineer provided the work therefor shall have previously been approved by Landlord pursuant to this Lease and Tenant at its sole cost and expense obtains all required sign-offs therefor, including for plumbing, electric and sprinklers as the case may be, completes the work free of violations, and delivers a temporary certificate of occupancy, all as required by Article 3 hereof.

G. All work performed within the Premises by Landlord shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the term of this lease, in good condition, reasonable wear and tear excepted.

H. For the purposes of this Article, Landlord's Work shall be deemed to be substantially completed (herein "Substantial Completion" or "Substantially Completed") when (a) all of Landlord's Work is completed (or would have been completed but for delays caused by Tenant as provided in this Paragraph G), other than minor items which do not materially interfere with the performance of the Initial Tenant Work nor Tenant's use and occupancy of the Premises for the conduct of Tenant's business operations therein, and the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch-up plastering or painting ("Punch List Items"); (b) Tenant, its employees, agents and invitees have ready access to the Premises; (c) the decoration, fixtures and equipment to be installed by Landlord are installed in good operating order; (d) the Premises are ready for the performance of Initial Tenant Work; (e) the Premises are broom clean and vacant; and (f) an ACP-5 certifying that there is no asbestos-containing materials within the Premises has been delivered to Tenant. Tenant shall promptly, but in no event within more than thirty (30) days after Landlord has Substantially Completed Landlord's Work, submit to Landlord the Punch List Items of such minor unfinished work which, after approval by Landlord, will be diligently completed. Tenant shall periodically inspect Landlord's Work and make any objections thereto, if called for, without delay, so as to mitigate changes, delays and costs.

H. Tenant specifically acknowledges and agrees that the cost of Landlord's Work may increase and there may be delay in completion of Landlord's Work by reason of (i) Intentionally Deleted; (ii) unreasonable delay or failure by Tenant in supplying information, or giving authorizations; (iii) Tenant's making changes or additions in any plans or specifications or materials originally approved; (iv) interference by Tenant or Tenant's contractors with the performance of Landlord's Work; (v) delay or failure of any special or additional new materials selected by Tenant; (vi) change orders or additional or substitute work (any such change orders by Tenant shall be in writing and shall specify the cost of such change and the resultant delay, and Landlord shall not perform the same without first obtaining Tenant's authorized signature thereupon); (vii) work, materials, components and other items specified by Tenant which are not building standard, and/or are not readily available to Landlord or Landlord's designated contractor, or require special manufacturing, fabrication or installation, or require additional time to obtain or install thereby delaying the date that Landlord's Work would otherwise be Substantially Completed. Landlord shall not be responsible for any of the delays set forth in this Article, and, at Landlord's option, the Commencement Date shall be the date on which Landlord's Work would have been Substantially Completed if not for the occurrence of any such delays which actually cause a delay in the completion of Landlord's Work. In addition, Tenant shall reimburse Landlord, as additional rent, for any and all losses, costs and damages suffered by Landlord caused by any such delays.

I. In the event Tenant desires any work relating to Landlord's Work which is not building standard and is over and above Landlord's Work, Tenant shall contract directly with Landlord's designated contractor for such work, provided such contractor's costs are competitive and commercially reasonable, and Landlord shall have no responsibility therefore. Said work shall be performed in accordance with Article 3 of this lease.

14. ACCESS TO PREMISES

Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use, maintain and replace, concealed (behind, beneath or within columns, floors or ceilings to the extent commercially reasonable) ducts, pipes and conduits in and through the Premises, provided such use does not cause the usable area of the Premises to be reduced beyond a material amount. Landlord shall repair any damage to the Premises resulting from any such erection, use or maintenance, at Landlord's cost. Landlord, Landlord's agents and/or affiliates, and the holder of any Mortgage shall each have the right to enter the Premises at all reasonable times upon reasonable advance notice (except in an emergency, in which event notice shall be given as soon as practicable), which notice may be telephonic, to (i) examine the same, (ii) to show them to prospective purchasers, mortgagees or lessees of the Building or space therein, provided that Landlord's entry for showing the Premises to prospective lessees shall be limited to the last 12 months of the term, (iii) to make (x) such repairs, alterations, improvements or additions to the Premises as Landlord is permitted or required to perform under this lease or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, and (y) such decorations, repairs, replacements, alterations, improvements or additions as Landlord may deem necessary or reasonably desirable to any other portion of the Building and (iv) for the purpose of complying with laws, regulations or other requirements of government authorities. Notwithstanding anything to the contrary herein, Landlord shall maintain the Building lobby in its current location on Broadway. Landlord shall be allowed, during the progress of any work in and about the Premises, to take all necessary material and equipment into and upon the Premises and, during emergency repairs only, to store them within the Premises without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while any decorations, repairs, replacements, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise; provided however, Landlord shall perform such work with commercially reasonable diligence and take commercially reasonable efforts to avoid interference with the conduct of Tenant's business during normal business hours, including the performance of all demolition work and any operations that would disturb Tenant (drilling, chopping, grinding, recircuiting, etc), between the hours of 6:00 p.m. and 5:00 a.m. during the week or at any time on weekends; provided, however, that Landlord shall not otherwise be obligated to authorize overtime or premium pay labor in furtherance of the above unless any of the aforesaid repairs, etc., would prevent Tenant's access to, or use of, the Premises. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof after having given reasonable notice of any such exhibition to Tenant.

If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when an entry therein shall be necessary, Landlord or Landlord's agents may enter the same in an emergency only by a master key or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known provided that any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises or (b) reduce the rentable area (except by a de minimis amount) of the Premises.

Tenant acknowledges that Landlord may (but shall have no obligation to) perform repairs, maintenance, improvements, alterations and/or substantial renovation work in and to the public parts of the Building and the mechanical and other systems serving the Building (which work may include repairs, maintenance, improvements and/or alterations to the lobby and facade of the Building, which may require that scaffolding and/or a sidewalk bridge be placed in front of the Building, and the replacement of the building exterior facade and window glass, requiring access to the same from within the Premises). Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access thereto) which shall arise out of the performance by Landlord or other tenants of the aforesaid repairs, maintenance, alterations, additions, improvements, alterations and renovations of the Building or any part thereof and Tenant hereby agrees to release Landlord of and from any claims (including without limitation, claims arising by reason of loss or interruption of business) of every kind and nature whatsoever arising under or in connection therewith, so long as Landlord performs such work using reasonable diligence and has taken commercially reasonable steps to minimize any such vibration, noise, blockage of windows or other disruption caused by the performance of the aforesaid repairs, maintenance, alterations, additions, improvements and renovations by Landlord; provided, however, that except as otherwise expressly provided herein, Landlord shall not be obligated to authorize overtime or premium pay labor in furtherance of the above unless any of the aforesaid repairs, etc. would prevent Tenant's access to, or use of, the Premises. Otherwise, upon Tenant's request, Landlord agrees to authorize overtime or premium pay labor provided that prior to such authorization, Tenant pays commercially reasonable costs for the same. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises (unless indicated on Exhibit 1-A and/or Exhibit 1-B, if applicable, as part of the Premises), and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

In all such instances where Landlord accesses the Premises hereunder, Landlord shall use commercially reasonable efforts not to interfere with Tenant's use and enjoyment of and access to the Premises. Tenant shall have the right to have a representative accompany any party entering the Premises pursuant to this Lease provided such representative is made available at the time of such entry. Tenant may use and have access to the Premises twenty-four hours per day, 365 days per year.

15. CERTIFICATE OF OCCUPANCY

Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building.

16. LANDLORD'S LIABILITY

The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder; provided however, that the foregoing shall not be construed to release Landlord for any liability accruing under this Lease prior to the sale, conveyance, assignment or transfer of Landlord's interest in the Building. Neither the shareholders, members, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, members, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and the Real Property (and proceeds thereof, including insurance proceeds and condemnation awards) and Tenant shall not look to or attach any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for incidental or consequential damages.

17. DEFAULT

A. Events of Default

Upon the occurrence of any one or more of the following events (referred to as "Events of Default") at anytime prior to or during the Term:

(i) if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of five (5) business days after notice by Landlord to Tenant of such default; or

(ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

(iii) if Tenant shall default in the observance or performance of any monetary or other material term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any notice and grace period set forth in such other lease for the remedying of such default; or

(iv) Intentionally Omitted; or

(v) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof; or

(vi) if Tenant shall commence any action in any court for a liquidation, dissolution or similar relief under the present or any future statute or law other than the Bankruptcy Code (as hereinafter defined) or a successor bankruptcy statute of like import; or

(vii) if Tenant makes an assignment for the benefit of creditors; then

Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

B. <u>Bankruptcy</u>

(i) For purposes of this Article 17: (a)"trustee" means Tenant, or Tenant as debtor-in-possession, or the trustee for Tenant, as the case may be; and (b)"adequate assurance" means sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that, for the balance of the Term of this Lease, Tenant's obligations under this Lease shall be observed, performed and fulfilled.

(ii) In the event Tenant shall become a debtor under Chapter 7 of the federal Bankruptcy Code, as the same may be amended or under any successor statute thereto (the "Bankruptcy Code"), and the trustee shall elect to assume this Lease for the balance of the Term hereof or for the purpose of assignment, such election and assignment may only be made if all of the terms and conditions of clause (iv) of this subsection B of this Article 17 are satisfied. If the Chapter 7 trustee fails to elect to assume this Lease within sixty (60) days after the filing of the

petition, this Lease shall be deemed to have been rejected and canceled, and Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to the trustee.

(iii) If a petition for reorganization or adjustment of debts is filed by or concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is converted to Chapter 11 or 13, the trustee shall be required to elect to assume this Lease within seventy-five (75) days from the date of the filing of the petition under Chapter 11 or 13, or the trustee shall be deemed to have rejected this Lease, the Lease shall be deemed canceled, and Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to the trustee.

(iv) Whether under Chapter 7, 11 or 13 of the Bankruptcy Code, no election to assume this Lease by the trustee shall be effective unless each of the following conditions have been satisfied:

> The trustee, if it is assuming this Lease for the balance of the Term hereof, or the assignee of this Lease after assumption, as the case may be, has submitted a current financial statement audited by an independent certified public accountant demonstrating a net worth and working capital in amounts reasonably sufficient to provide adequate assurance;
>
> The trustee, if it is assuming this Lease for the balance of the Term hereof, or the assignee of this Lease after assumption, as the case may be, has delivered to Landlord guarantees of payment in form and substance reasonably satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;
>
> All pre-petition Rent, additional rent and other charges have been paid;
>
> All administrative rent has been paid;
>
> The trustee, if it assuming this Lease for the balance of the Term hereof, or the assignee of this Lease after assumption, as the case may be, covenants in writing to cure all non-monetary Events of Default within thirty (30) days after assumption; and
>
> An amount equal to the sum of three (3) months Rent then payable hereunder has been deposited with Landlord as an additional security deposit, to be held pursuant to Article 32 hereof.

(v) During the pendency of a bankruptcy case, in no event shall the amount required to be paid for administrative rent or use and occupancy be an amount less than the sum required to be paid pursuant to the provisions of this Lease for Rent, additional rent and all other charges.

(vi) Nothing set forth in this Article 17 shall either be considered or construed to limit the amount of damages recoverable by Landlord from the trustee under the Bankruptcy Code.

(vii) If, at any time, (a) Tenant shall be comprised of two (2) or more persons, or (b) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in this subsection B, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.

C. Conditional Limitation

Nothing contained in this Article 17 shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination, Tenant shall do so as a tenant holding over without the consent of Landlord.

18. REMEDIES AND DAMAGES

A. Landlord's Remedies

(i) Upon the termination of this Lease in the manner provided for in Section A of Article 17 hereof, then, in addition to all other remedies provided for herein or available as a matter of law:

> Landlord and its agents and servants may immediately, or after the date upon which this Lease and the Term shall expire and come to an end, re enter the Premises or any part thereof, by summary proceedings or by any other applicable action or proceeding and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises, and in all instances, take and retain possession of the Premises as if this Lease had not been made; and
>
> Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure

shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(ii) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re enter or repossess the Premises, or to reinstate this Lease, after (a) Tenant shall have been dispossessed by a judgment of possession or by warrant of eviction issued by any court, or (b) any re entry by Landlord pursuant to this Article 18, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re enter", "re entry" and "re entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re entry, summary proceedings and other remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

B. Damages

(i) If this Lease and the Term shall expire and come to an end as provided in Article 17 hereof or by summary proceeding or any other action or proceeding, or if Landlord shall re enter the Premises pursuant to this Article 18, then, in any of said events:

Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re entry upon the Premises by Landlord, as the case may be;

If the termination was on account of a default by Tenant hereunder, Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection

with the termination of this Lease, or Landlord's re entry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, advertising, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting, provided, however, if the terms of any such reletting shall extend beyond the Term of this Lease, the aforementioned reletting expenses shall be amortized over the entire term of the reletting and only the prorated portion allocated to the Term hereof shall be included as reletting expenses hereunder); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

Whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the present value (discounted at a rate of eight (8%) percent per annum) of the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection B(i)(b) of this Article 18 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet for a term of at least one (1) year, by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(ii) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(i) of this Article 18 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re entry upon the Premises by Landlord, as the case may be, adjusted to reflect any

increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(i) of this Article 18.

C. <u>Legal Fees</u>

(i) Tenant hereby agrees to pay, as additional rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

(a) any action or proceeding by Landlord to terminate this Lease in which the Landlord prevails and Tenant cannot, or does not ,appeal ;

(b) any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving payment of rent and additional rent, computation of escalations, alterations or other Tenant's work and subletting or assignment); and

(c) any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord which Tenant cannot, or does not , appeal.

(ii) Landlord hereby agrees to pay, as additional rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Tenant may incur or pay out by reason of, or in connection with:

(a) any action or proceeding by Landlord to terminate this Lease in which the Tenant prevails and Landlord cannot, or does not ,appeal ;

(b) any action or proceeding brought by Landlord against Tenant (or any officer, partner or employee of Landlord) in which the Tenant prevails and Landlord cannot, or does not, appeal.

(iii) Tenant's and Landlord's respective obligations under this subsection C of Article 18 shall survive the expiration of the Term hereof or any earlier termination of this Lease. This provision is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

19. <u>FEES AND EXPENSES</u>

A. <u>Curing Tenant's Defaults</u>

If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, after the giving of notice (if required) and upon the expiration of any

applicable grace period (except in an emergency), upon ten (10) days notice to Tenant Landlord may immediately or at any time thereafter and without further notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, any damages or fines or any reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor. If the Term hereof shall have expired at the time Landlord sustains or incurs such expenditures, such sums shall be recoverable by Landlord, as damages.

B. Late Charges

If Tenant shall fail to make payment of (i) any installment of fixed annual Rent or any additional rent or (ii) any other sum of money which shall become due and payable by Tenant to Landlord pursuant to the terms of this Lease within ten (10) business days after the date when such installment or payment is due, Tenant shall pay to Landlord, in addition to such installment of fixed annual Rent or additional rent or other sum, as the case may be, (x) a late payment charge of Five Hundred and 00/100 ($500.00) Dollars and (y) interest on the amount overdue at a rate of three percent (3%) above the rate of interest announced publicly from time to time by Citibank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by Citibank, N.A. (or its successor), from time to time, for the rate presently referred to as its "prime lending rate") per annum (or, if less, the maximum rate permitted by applicable law) (the "Default Rate"), of the amount unpaid computed from the date on which such installment or payment is due to the date of payment thereof, and such late payment charge and interest shall be deemed to be additional rent. Tenant acknowledges and agrees that, except as otherwise expressly provided herein, if Tenant fails to dispute any item of additional rent within one hundred eighty (180) days of receipt of a bill or notice therefor, Tenant shall be deemed to have waived its right to dispute the same (excluding manifest error in any items billed by Landlord to Tenant).

20. NO REPRESENTATIONS BY LANDLORD

Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises, Taxes (as defined in Article 28 hereof) or any other matter or thing affecting or related to the Premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

21. END OF TERM

A. Surrender of Premises

Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and

damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all Alterations and Tenant's Personalty to the extent required pursuant to Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately succeeding.

B. Holdover by Tenant

The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to one hundred and fifty (150%) percent of the aggregate of that portion of the Rent and the additional rent which was payable under this Lease during the last month of the Term during the first thirty (30) days of any holdover period (and Tenant shall not be liable for consequential or incidental damages during said 30 day period), and two hundred (200%) percent of the aggregate of that portion of the Rent and the additional rent which was payable under this Lease during the last month of the Term for any holdover period thereafter (and Tenant shall not be liable for consequential or incidental damages during the first 30 days of said holdover rent period following the first 30 days of the prior holdover rent period). Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease. If Tenant shall hold over or remain in possession of any portion of the Premises more than thirty (30) days beyond the Expiration Date or earlier termination of this Lease, notwithstanding the acceptance of any Rent and additional rent paid by Tenant pursuant to subsection A above, Tenant shall be subject to summary proceedings and all damages related thereto. All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

22. QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 7 and 16 hereof.

23. FAILURE TO GIVE POSSESSION

Tenant waives any right to rescind this Lease under Section 223 a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of all or any portion of the Premises for any reason whatsoever, except as expressly provided herein.

24. NO WAIVER

A. No Extension of Term

If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease in accordance with the terms hereof or applicable law and any such extension thereof during the remainder of the original Term; such right to cancel this Lease in accordance with the terms hereof or by law, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

B. No Surrender

No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

C. No Waiver

The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or the failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in

the Building shall not be deemed a waiver of any such Rules and Regulations, subject to Article 8 hereof. Except as otherwise expressly provided herein, no provision of this Lease shall be deemed to have been waived by either party hereto unless such waiver be in writing signed by the waiving party.

D. Application of Payment

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

E. Entire Agreement

This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25. WAIVER OF TRIAL BY JURY

It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

26. INABILITY TO PERFORM

Except as otherwise expressly provided in this Lease, this Lease and the obligation of Tenant to pay Rent and additional rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident (and not directly and solely attributable to the negligence or misconduct of Landlord or its agents, employees or contractors) or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any

rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable Delays").

27. BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier service for next business day delivery addressed (a) to Tenant, (i) prior to the Commencement Date, at the address set forth on the first page of this Lease, (ii) from and after the Commencement Date, to the Premises or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10011, Attn: Ron Emanuel, Esq. or (b) to Landlord at Landlord's address set forth in this Lease Attn. Harry R. Dreizen, Esq. or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 27. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord's agent on behalf of Landlord. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given on the date of receipt or when receipt is refused. Notwithstanding anything contained in this Article 27 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

28. ESCALATION

A. Defined Terms

In a determination of any additional rent payable under the provisions of this Article 28, Landlord and Tenant agree as follows:

(i) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments that in each case are imposed upon the Real Property, without taking into account (a) any discount that Landlord receives by virtue of any early payment of Taxes, (b) any penalties or interest that the applicable Governmental Authority imposes for the late payment of such real estate taxes or assessments, (c) any Excluded Amounts, or (d) any exemption or deferral of Taxes to which the Real Property is entitled under any program that a Governmental Authority adopts to promote the improvement or redevelopment of real property solely to the extent that such program requires Landlord to allocate the benefit of such exemption or deferral to another tenant in the Building; provided, however, that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon the Real Property, the owner thereof, or the occupancy, rents or income derived therefrom, in sole and direct substitution for any of the Taxes, then such other tax or assessment to the extent substituted shall be included in Taxes for purposes hereof (assuming that the Real

Property is Landlord's sole asset and the income therefrom is Landlord's sole income). Taxes shall include, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults or vault spaces that in either case are appurtenant to the Real Property, and (iii) any taxes or assessments levied after the date of this Lease, in whole or in part, for public benefits to the Real Property, including, without limitation, any business improvement district taxes and assessments. If any such real estate taxes or assessments are payable in installments, without premium or penalty, then Landlord shall include in Taxes for any particular Tax Year (plus any interest assessed thereon due to such installment payment) only the installment of such real estate taxes or assessments that the applicable Governmental Authority requires Landlord to pay (and that Landlord actually pays) during such Tax Year. "Excluded Amounts" shall mean (w) any taxes imposed on Landlord's income, (x) mortgage, revenue, receipt, corporate partnership, transfer, franchise, estate or inheritance taxes imposed on Landlord and (y) any other similar taxes imposed on Landlord.

(ii) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

(iii) "Fiscal Tax Year". Fiscal Tax Year shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes). "Calendar Tax Year" shall mean the period January 1 through December 31, which shall comprise the last half of a prior Fiscal Year and the first half of the succeeding Fiscal Tax Year. "Tax Year" shall mean either the Calendar Tax Year if the Base Tax Year is based upon a Calendar Tax Year or the Fiscal Tax Year is the Base Tax Year is based upon a Fiscal Tax Year.

(iv) "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

(v) "Base Tax Year" shall mean (a) the Fiscal Tax Year 2008/2009 if the Commencement Date occurs before July 1, 2008; (b) the Calendar Tax Year 2009 if the Commencement Date occurs between July 1, 2008 and December 31, 2008; (c) the Fiscal Tax Year 2009/2010 if the Commencement Date occurs January 1, 2009 and June 30, 2009; (d) the Calendar Tax Year 2010 if the Commencement Date occurs between July 1, 2009 and December 31, 2009; and (d) thereafter, (X) the first succeeding Fiscal Tax Year if the Commencement Date occurs between January 1, and June 30 of such year or (Y) the first succeeding Calendar Tax Year if the Commencement Date occurs between July 1 and December 31 of such year.

With respect to the 8th Floor Temporary Premises, "Base Tax Year" shall mean the Calendar Tax Year 2009.

With respect to the 4th Floor Temporary Premises, "Base Tax Year" shall mean Calendar Tax Year 1997 until one hundred and twenty (120) days after the Commencement Date and thereafter shall mean the Calendar Tax Year 2009.

(vi) 'Comparison Year' shall mean any Tax Year subsequent to the Base Tax Year.

(vii) 'Landlord's Statement' shall mean an instrument or instruments setting forth additional rent payable pursuant to the provisions of this Article 28, together with a copy of the tax bill for the then current Comparison Year.

B. Escalation

If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall exceed the Base Taxes, then for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, Tenant shall pay Tenant's Proportionate Share of such increase as additional rent hereunder. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in subsection D(i)(a) of this Article 28.

C. Payment of Escalations

(i) At any time prior to, during or after any Comparison Year, but no earlier than twelve (12) months from the Commencement Date, Landlord shall render to Tenant, in accordance with the provisions of Article 27 hereof, a Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, and (b) the amount of the additional rent resulting from such comparison. Landlord's failure to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to pay additional rent pursuant to this Article 28 for such Comparison Year. Landlord may also at any time and from time to time, furnish to Tenant a revised Landlord's Statement or Statements showing a comparison of the Taxes payable for the Comparison Year with the Base Taxes. Landlord's failure to give to Tenant a Tax Statement for any Tax Year shall not impair Landlord's right to give to Tenant a Tax Statement for that Tax Year or any other Tax Year for a period of three (3) years after the conclusion of any Tax Year.

(ii) With respect to additional rent payable as a result of an increase in the Taxes for any Comparison Year above the Base Taxes, Tenant shall pay to Landlord a sum equal to one twelfth (1/12th) of the additional rent attributable to such increase on the first (1st) day of the month following the date when such increase shall occur and a sum equal to one-twelfth (1/12th) of such increase on the first (1st) day of each calendar month during the Term hereof thereafter occurring, payable together with the monthly installments of the Rent coming due and payable hereunder. If Landlord's Statement shall be furnished to Tenant after the commencement of the Comparison Year to which it relates, then (1) until Landlord's Statement is rendered for such Comparison Year, Tenant shall pay Tenant's Proportionate Share of Taxes for such Comparison Year in monthly installments, as described above, based upon the last prior

Landlord's Statement rendered to Tenant with respect to Taxes, and (2) Tenant shall, within thirty (30) days after Landlord's Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Taxes theretofore paid by Tenant for such Comparison Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments of additional rent under this subsection (C)(ii)(a) of this Article 28 the amount of such overpayment. If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a mortgagee or ground lessor) in full or in semi-annual, quarterly, or other installments, on any other date or dates than as presently required, then, at Landlord's option, Tenant's Proportionate Share with respect to Taxes shall be correspondingly accelerated or revised so that Tenant's Proportionate Share is due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor, as the case may be. Following each Landlord's Statement, a reconciliation shall be made as follows: Tenant shall be debited with any additional rent that is payable as shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(ii)(a) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within twenty (20) days next following rendition by Landlord, either in accordance with the provisions of Article 27 of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing installments of Rent, except that if such credits would not result in a full repayment of the overpayment to Tenant prior to the Expiration Date hereof, then at Tenant's request Landlord shall refund the balance of the overpayment to Tenant within thirty (30) days following the Expiration Date, less any sums then due and payable by Tenant to Landlord.

D. <u>Adjustments</u>

(i) In the event that, after a Landlord's Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Taxes for such Comparison Year (taking into account all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes) and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive Tenant's Proportionate Share of such refund by way of a credit against the installments of additional rent next becoming due after the sending of such Statement, except that if such credits would not result in a full repayment of the overpayment to Tenant prior to the Expiration Date hereof, then at Tenant's request Landlord shall refund the balance of the overpayment to Tenant within thirty (30) days following the Expiration Date, less any sums then due and payable by Tenant to Landlord; provided, however, that Tenant's Proportionate Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as additional rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced. In the event that, after a Landlord's Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (1) the Base Taxes shall be retroactively adjusted to reflect such reduction, (2) the monthly installment of additional rent that is payable shall be adjusted accordingly and (3) all retroactive additional rent resulting from such retroactive adjustment shall be payable within

thirty (30) days after being billed by Landlord; provided, however, any retroactive adjustment shall be limited to the prior four (4)Tax Years. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

(ii) Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall (a) timely pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute the same, and (b) within one hundred eighty (180) days after such statement is sent, send a written notice to Landlord objecting to such statement and specifying the particular respects in which such statement is claimed to be incorrect; provided the foregoing shall not preclude Tenant from subsequently objecting to a manifest error in any item billed by Landlord to Tenant.

(iii) Anything in this Article 28 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the then annual fixed Rent set forth in Article 1 hereof.

(iv) The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an adjustment of additional rent payable by, or to be credited to, Tenant under this Article shall not affect the rights or obligations of the parties hereto respecting such adjustment and any Landlord's Statement relating thereto may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due from Tenant under such Landlord's Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

E. Capital Improvements

Intentionally Deleted.

29. SERVICES

A. Elevator

Landlord shall provide passenger elevator facilities on business days from 7:30 A.M. to 6:00 P.M. and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. At no charge to Tenant, Landlord shall provide freight elevator services on a non-exclusive, "as available" basis for incidental use by all Building tenants, including Tenant, from 8:00 A.M. through 12:00 Noon and from 1:00 P.M. through 5:00 P.M. on business days only for non-major deliveries. Any extended or exclusive use of the freight elevators at any other times or days may be arranged subject to Landlord's reasonable scheduling requirements and Tenant shall pay as additional rent all customary, reasonable building standard charges therefor (which charges are currently $200.00 per hour, subject to increases based on actual cost increases, with a four (4) hour minimum on weekends), as the same may increase from time to time during the Term hereof. Landlord shall provide Tenant a total of forty (40) hours of reserved overtime freight elevator use, at no cost, for Tenant's move-in and move-out and in connection with the performance of the Initial Tenant Work.

B. Heating, Ventilation, and Cooling.

(i) Subject to the HVAC Allowance (hereinafter defined) Tenant shall install as part of its Initial Tenant Work a heating, ventilation and air conditioning system (the "HVAC System"). The HVAC System shall become the property of Landlord upon such installation, and shall not be deemed a Specialty Alteration. Landlord shall not be required to make any installations, nor shall the HVAC Allowance be utilized for the installation of, ducts, vents, conduits, insulation, grills, panels or the like within the Premises to distribute heating, air conditioning and ventilation within the Premises. From and after the Commencement Date, Tenant shall at its sole cost and expense be responsible for the ordinary repair, reasonable maintenance and operation of any such units and any additions thereto. Within ten (10) days of the installation of the HVAC System, Tenant shall, upon obtaining Landlord's written consent thereto (which shall not be unreasonably withheld), enter into a written air-conditioning service contract for the units with a vendor reasonably acceptable to Landlord who shall pursuant to such service contract regularly service and maintain said units at Tenant's sole cost and expense. Tenant shall on demand deliver a copy of said service contract to Landlord. Said service contract shall be renewed annually during the entire Lease term by Tenant at its sole cost and expense. In the event Tenant fails to do so, Landlord shall have the right, but not the obligation, to procure a service maintenance agreement at Tenant's expense, reimbursable as additional rent within ten (10) days following demand therefor. Tenant may operate the units on a twenty four (24) hour basis, seven days each week and the electricity consumed therefor shall be measured and paid for by Tenant pursuant to the terms and conditions of section F of this Article. Landlord shall not be required to conduct ordinary repairs or maintain the HVAC System during the term, but Landlord shall at Landlord's expense replace the HVAC System or undertake major repairs and replacement of major components thereof when reasonably necessary provided same is not caused by Tenant's negligence or intentional misconduct. Anything in this Lease to the contrary notwithstanding, Tenant acknowledges that Landlord shall not be responsible if the normal operation of the air conditioning system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, that have an electrical load in excess of the average electrical load for the air conditioning system as designed or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-conditioning system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air conditioning system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. Landlord, throughout the Term, shall have free access to any and all mechanical installations within the Premises, including but not limited to air conditioning, fan, ventilating, machine rooms and electrical closets. Tenant shall pay for the costs of electrical energy consumed by the air conditioning system in accordance with the provisions of subsection F of this Article 29.

C. <u>Intentionally Deleted.</u>

D. Cleaning

Tenant, at Tenant's expense, shall cause the Premises to be kept clean in a manner satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose, such approval not to be unreasonably withheld. Tenant shall be permitted to dispose of its every-day, customary garbage using Landlord's garbage/rubbish removal services for common areas of the Building, provided Tenant places the garbage to be removed, which shall not exceed normal and customary loads for offices of like size and occupancy, in clear plastic bags/receptacles to be placed by Tenant in the freight areas adjacent to the Premises. Landlord's common area cleaning staff will remove the garbage from the common areas at Landlord's cost and expense.

E. Water

Landlord shall provide, cold water at one (1) connection point and hot water at one (1) connection point at the perimeter of each floor of the Premises for ordinary lavatory, drinking, cleaning and pantry purposes only. Landlord shall not be required to make any installations in the Premises to distribute water within the Premises. Landlord shall not be required to repair or maintain during the Term any installations made by Tenant that distribute water in the Premises. If Tenant requires, uses or consumes water for any purposes other than normal lavatory, drinking, cleaning and pantry use, or in unusual quantities (as reasonably determined by Landlord), Landlord may install a water meter at Tenant's expense and thereby measure Tenant's water consumption for all purposes. In such event (i) Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense; (ii) Tenant agrees to pay for the water consumed, as shown on said meter in a sum equal to one hundred and seven (107%) percent of the actual cost thereof to Landlord, together with the next monthly installment of Rent becoming due hereunder (but not less than twenty days after billing); and (iii) Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system.

F. Electricity Service

(i) Landlord shall distribute electrical energy to the Premises, including any air-conditioning equipment located in, or exclusively servicing the Premises, on a submetered basis in accordance with the provisions of this Paragraph F using a consumption-only submeter or submeters (collectively, "Tenant's Submeter") heretofore installed in the Premises or installed by Landlord at Landlord's cost and expense and as part of Landlord's Work, with maintenance and repair thereof to be at Tenant's sole cost and expense, which Tenant Submeter shall measure exclusively the Tenant Electric (that is, the electric power consumed in the Premises for lighting and convenience outlets only) (it being agreed that the Tenant Submeter shall not measure or register the electricity required to operate any Building system). For each billing period of the public utility company (or alternate service provider) then supplying electric power to the Building (each, an "Electric Billing Period") Tenant shall pay to Landlord, as additional rent, an

amount (the "Electricity Additional Rent") equal to the sum of the following: (i) the product obtained by multiplying (x) the actual number of kilowatt hours of Tenant's Electric consumed during such Electric Billing Period (as determined by the Tenant's Submeter), by (y) the Landlord's Average Cost Per Kilowatt Hour (defined below) for such Electric Billing Period, plus (II) any sales taxes applicable to the amount determined pursuant to the foregoing Clause (i), plus (iii) five percent (5%) of the amount described in Clause (i) of this sentence. Each bill for each Electric Billing Period shall set forth (i) the total number of kilowatt hours consumed in or by the Building during the Electric Billing Period, (ii) the amount of the Landlord's total electric bill for such Electric Billing Period (exclusive of the amount of any sales tax which may be included in such bill), (iii) the Landlord's Average Cost Per Kilowatt Hour for such Electric Billing Period and (iv) the total number of kilowatt hours of Tenant's Electric consumed by Tenant in the Premises during such Electric Billing Period, as measured by the Tenant's Submeter. Each such bill shall also (X) set forth separately the sales tax payable by Tenant thereunder (and Landlord shall remit to the appropriate governmental agency, all sales tax paid by Tenant pursuant to each such bill) and (Y) be accompanied by the public utility's (or alternate service provider's) electric bill with respect to the Property for such Electric Billing Period. "Landlord's Average Cost Per Kilowatt Hour" for any Electric Billing Period shall mean an amount equal to the quotient obtained by dividing (1) the Landlord's total electric bill for such Electric Billing Period (exclusive of the amount of any sales tax which may be included in such bill) for all electricity purchased by Landlord during such Electric Billing Period for use within the Building, by (2) the total number of kilowatt hours consumed during such Electric Billing Period by or in the Building.

(ii) If more than one submeter measures the Tenant Electric, then one of such submeters (or another device installed by Landlord as part of Landlord's Work, shall measure Tenant's consumption of Tenant electric on an aggregate basis and the Tenant Electric shall measured and billed as if the same had been furnished through a single submeter. Bills for the Electricity Additional Rent for any Electric Billing Period, together with copies of invoices for such Electric Billing Period from the utility company providing electricity to the Building, shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after receipt of such bill.

(iii) Landlord covenants and agrees that the risers serving the Premises shall be capable of supplying and Landlord shall supply to the Premises 24 hours a day, 7 days a week, electric power at a level (the "Base Electric Level") of six (6) watts (demand load) per rentable square foot of the Premises for lighting and convenience outlets throughout the Term (exclusive of the electricity required to operate the HVAC System or any other Building system) (the electric power described in this sentence is herein called the "Tenant's Electric"). Tenant shall not consume Tenant Electric at a level in excess of the Base Electric Level. If (i) Tenant consumes Tenant Electric at a level of greater than the Base Electric Level, and (ii) in Landlord's reasonable judgment, Tenant's consumption of Tenant Electric at a level in excess of the Base Electric Level necessitates installation of an additional riser, risers or other proper and necessary equipment, then Landlord shall so notify Tenant of the same. Within five (5) business days after receipt of such notice, Tenant shall either cease consuming Tenant Electric at a level in excess of the Base Electric Level or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord's reasonable judgment, shall determine whether to make available such additional electrical capacity to Tenant and the

amount of such additional electrical capacity to be made available (which determination shall be based upon whether such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and whether the installation of such feeders or risers will cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building). If Landlord shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including any switchgear, the same shall be installed by Landlord. Any such installation and connections shall be made at Tenant's sole cost and expense (limited to the commercially reasonable actual costs incurred by Landlord to third parties), and shall be chargeable and collectible as additional rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance and without paying Landlord's customary charges therefor.

(iv) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord at Landlord's sole cost and expense if Landlord voluntarily elects to discontinue furnishing electricity; otherwise, such costs shall be borne by Tenant. In addition, Landlord shall repair any damage caused to the Premises during the installation of any such equipment. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility or other company servicing the Building, even if it takes longer than the aforesaid thirty (30) day notice period or such longer notice period as is given by Landlord of its intention to discontinue service.

(v) If (through no fault of Landlord) either the quantity or character of electrical services is changed by the public utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, except as expressly provided for herein. Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of any utility or other company servicing the Building with electricity or for any other reason except Landlord's negligence or willful misconduct.

G. Lobby/Security Services

At all times during the term, Landlord shall (i) cause the lobby to be manned by a uniformed person behind a first class lobby desk to provide information to visitors of the Building, and (ii) have security personnel in keeping with first-class office buildings in Midtown Manhattan comparable to the Building.

H. Dish/Antenna. With Landlord's approval as to location and manner of installation, which shall not be unreasonably withheld, Tenant shall have the right to place one communications satellite dish/antennae on the roof of the Building for its own use and not for relet. Said placement will be in compliance with all city, county or other jurisdiction zoning ordinances and Requirements. There shall be no charge to Tenant during the Term for the placement of said communications dish/antenna. The location of the communication dish/antennae and the plans and specifications for such equipment and its installation shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant shall be granted access, upon prior notice to Landlord, to such rooftop equipment. Upon vacating the Premises, Tenant shall remove communication dish/antenna restore the roof to an as-before condition, reasonable wear and tear excepted.

I. Life Safety/Sprinkler System. Landlord warrants and represents that the Building Systems do not presently include a fire sprinkler system nor is Landlord required to install a sprinkler system in accordance with existing Requirements. In the event that a sprinkler system must be installed pursuant to Requirements during the Term, Landlord shall, at Landlord's sole cost and expense, make such installations to make such sprinkler system available within the Premises through to a main loop, at Landlord's expense (which shall be installed as Landlord's Work), and Tenant shall be obligated to install the branch lines and heads therefor within the Premises, at Tenant's sole cost and expense. Landlord shall deliver the Premises with Class E equipment in functional order, in an amount customary for similar buildings, with an adequate number of Class E equipment points of connection within the Premises for Tenant's connection, at its cost and expense, of Tenant's Class E system alarm and annunciation devices within the Premises.

J. Communications/Wiring Access. Tenant shall be permitted, at Tenant's sole cost and expense but at no additional charge by Landlord to Tenant, (i) to connect, run and maintain fiber optic conduits, telephone lines, and other wiring within the Building which shall be reasonably located to not materially interfere with other tenants, including use of the wiring conduits in the Building serving said purposes, from the point of connection of Building up to Premises (including Temporary Premises); (ii) Tenant shall be permitted to access connection points for 'Direct TV' service available in the Building; (iii) Landlord shall deliver the Premises with un-obstructed, secure risers for telecom from telecom 'Point of Entry' location in the Building to the Premises; and (iv) Tenant shall be permitted to connect with Verizon and Internet services available in the Building.

K. Interruption of Services. Subject to the provisions of this Lease with respect to the manner of performance of repairs, additions, alterations, replacements, decorations or improvements, Landlord reserves the right to stop the service of the heating system or the

elevator, electrical, plumbing, condenser water or other mechanical systems or facilities in the Building and cleaning services when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, decorations or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, additions, alterations, replacements, decorations or improvements shall have been completed. Notwithstanding the foregoing (a) to the extent practicable, Landlord will give reasonable advance notice to Tenant of such intended stoppage and shall employ reasonable diligence to attempt to eliminate the cause of any such stoppage and (b) except in the case of emergency, Landlord shall not voluntarily stop or voluntarily materially diminish or interrupt Building Systems serving the Premises during business hours on business days. Except as otherwise expressly provided in this Lease, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply heat, air-conditioning, ventilation or outside air, elevator, plumbing, condenser water or electricity or cleaning when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Provided that Landlord complies with its obligations under this Section, the exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rent (except as provided in this Lease), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

30. PARTNERSHIP TENANT

A. Partnership Tenants

If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Article 30 as a "Partnership Tenant"), the following provisions of this Article 30 shall apply to such Partnership Tenant (with respect to only the general partners thereof): (i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants

and conditions of this Lease on Tenant's part to be observed and performed, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of subsection A of this Article 30).

B. Limited Liability Entity

Notwithstanding anything to the contrary contained herein, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership or entity is collectively referred to as a "Limited Liability Successor Entity"), shall be prohibited unless the following conditions are satisfied, in which event no consent of Landlord shall be required (but prior notice of such conversion shall be delivered to Landlord):

(i) The Limited Liability Successor Entity succeeds to all or substantially all of Tenant's business and assets;

(ii) The Limited Liability Successor Entity shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, of not less than the net worth of Tenant on the day immediately preceding the proposed effective date of such conversion;

(iii) Tenant is not in default beyond applicable notice and grace period of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

(iv) Tenant shall cause each general partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants and conditions of this Lease that are to be observed and performed by the Limited Liability Successor Entity; and

(v) Tenant shall reimburse Landlord within ten (10) business days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Limited Liability Successor Entity, including, without limitation, any attorney's fees and disbursements.

31. VAULT SPACE

Any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy is to be used or

occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space used or occupied by Tenant shall be paid by Tenant.

32. DEPOSIT AND APPLICATION OF SECURITY

A. Cash Security Deposit. Upon the execution of this Lease, subject to Article 32.B hereof, Tenant shall deposit with Landlord on the signing of this Lease the Security Deposit and 4th Floor Security Deposit (which Landlord hereby acknowledges it is holding, and shall continue to be held in an interest-bearing account) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord herein provided. It is agreed that in the event Tenant defaults in respect of any of the terms after notice and beyond applicable cure periods, provisions and conditions of this Lease, including, but not limited to, the payment of Rent and additional rent, Landlord may apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Fixed Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit so deposited, Tenant, within seven (7) business days' after notice from Landlord, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to Article 24 of this Lease. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be promptly returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord (and with respect to the 4th Floor Security Deposit after the 4th Floor Temporary Premises Expiration Date and after delivery of possession of the 4th Floor Temporary Premises to Landlord). In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit (provided said transferee shall have assumed such obligations hereunder); and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant specifically understands, acknowledges and agrees that the Security Deposit may be commingled with other security deposit funds.

B. Letter of Credit. In lieu of Subsection A above, Tenant shall have the right to deliver upon execution of this Lease an irrevocable standby letter of credit ("Letter of Credit") to Landlord in the amount equal to the Security Deposit (not including the 4th Floor Security Deposit which shall be held as cash security during the period set forth above) as security for the full and faithful performance and observation by Tenant of all covenants, agreements, warranties, conditions, terms and provisions of this Lease to be performed, fulfilled or observed by Tenant (provided that Tenant shall have the right during the Term after execution of this Lease, if Tenant has previously provided a Cash Security Deposit, to elect to replace the Cash Security Deposit with a Letter of Credit, in which event Landlord shall refund the Cash Security Deposit in exchange for the Letter of Credit). Landlord shall have the right, without prejudice to any other remedy, to draw upon the Letter of Credit to pay Landlord's damages arising from, or to cure, any default of Tenant after the expiration of any applicable notice and cure periods. Tenant shall deliver to Landlord (as beneficiary) the Letter of Credit in a form reasonably satisfactory to Landlord. The Letter of Credit shall be, among other things: (i) irrevocable and unconditional; (ii) conditioned for payment solely upon presentation of the Letter of Credit and a sight draft; and (iii) transferable one or more times by Landlord without the consent of Tenant. Tenant acknowledges and agrees that it shall pay upon Landlord's demand, as additional rent, any and all reasonable costs or fees charged in connection with the Letter of Credit that arise due to; (i) Landlord's sale or transfer of all or a portion of the Building; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. The Letter of Credit shall be issued by a commercial bank or trust company reasonably satisfactory to Landlord, having banking offices at which the Letter of Credit may be drawn upon in the continental United States. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods (the last of which shall be for such period shall be through a date which is not earlier than sixty (60) days after the Expiration Date), unless written notice of nonrenewal has been given by the issuing bank to Landlord and Landlord's attorney by registered or certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current period, then, in addition to its rights granted under the Lease, Landlord shall have the right to draw on the existing Letter of Credit. Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Article 24.

C. (a) On the first day of the sixty-first (61st) month after the Commencement Date, provided (i) Tenant is not in monetary default or in material non-monetary default under this Lease, beyond the expiration of any applicable notice and grace period expressly provided for in this Lease, (ii) Tenant has not been in monetary default more than two (2) times in the preceding year, and (iii) this Lease remains in full force and effect, then Landlord shall, within a reasonable period after its receipt of Tenant's written request thereto, (X) return to Tenant a portion of the Security Deposit held by Landlord in the amount of $259,726.00; or, as the case may be (Y) permit Tenant to deliver a replacement Letter of Credit reflecting the new amount of the Security Deposit as reduced hereunder.

33. CAPTIONS

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

34. ADDITIONAL DEFINITIONS

A. Office

The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores (except for the school store permitted as provided above), for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

B. Re-entry

The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

C. Rent

The term "rent" as used in this Lease shall mean and be deemed to include the Rent payable pursuant to subsection B of Article 1 hereof, any increases in the Rent payable pursuant to subsection D of Article 1 hereof, all additional rent and any other sums payable hereunder.

D. Business Days

The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

35. PARTIES BOUND

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

36. BROKER

Each party represents and warrants that it has dealt directly with (and only with), the Broker (as defined in Article 1 herein) as broker in connection with this Lease, and that insofar as such party knows no other broker negotiated this Lease or is entitled to any commission in connection therewith; and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the Broker, with respect to this Lease or the negotiations thereof, claiming to have dealt with the indemnifying party. The execution and delivery of this Lease by Landlord and Tenant shall be conclusive evidence that each has relied upon the foregoing representation and warranty. Landlord shall pay any commission earned by the Broker in connection with this Lease in

accordance with and pursuant to the terms of a separate agreement between Landlord and the Broker.

37. INDEMNITY

A. Tenant's Indemnification of the Landlord Indemnitees.

(i) Subject to the terms and conditions of the waiver of claims/waiver of subrogation provisions contained in Article 9 herein, and to the terms of this Section 37.A, Tenant shall indemnify the Landlord Indemnitees, and hold the Landlord Indemnitees harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by a Landlord Indemnitee and that derive from a claim (a "Tenant Liability Claim") made by (x) a Permitted Party (other than Tenant) against such Landlord Indemnitee, or (y) a third party against such Landlord Indemnitee arising from or alleged to arise from:

(a) a wrongful act or wrongful omission of any Tenant Indemnitee during the Term (including, without limitation, claims that derive from a Permitted Party's conducting such Permitted Party's business in the Premises or from a Permitted Party's making, or proposing to make, a Transfer in accordance with the terms hereof);

(b) an event or circumstance that occurs during the Term in the Premises;

(c) the breach of any covenant to be performed by Tenant hereunder;

(d) a misrepresentation made by Tenant hereunder;

(e) Intentionally Deleted;

Tenant shall not be required to indemnify the Landlord Indemnitees, and hold the Landlord Indemnitees harmless, in either case as aforesaid, to the extent that it is determined that the negligence or willful misconduct of a Landlord Indemnitee contributed to the loss or damage sustained by the Person making the Tenant Liability Claim.

(ii) The term "Landlord Indemnitees" shall mean, collectively, Landlord, each Lessor, each Mortgagee and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents. The term "Permitted Party" shall mean Tenant and any other person that has the right to occupy the Premises (or any part thereof) in accordance with the terms of this Lease.

(iii) The term "Tenant Indemnitees" shall mean each Permitted Party and their respective partners, members, managers, shareholders, officers, directors, employees, trustees and agents.

(iv) The parties intend that the Landlord Indemnitees (other than Landlord) shall be third-party beneficiaries of this Section 37.A.

B. Landlord's Indemnification of the Tenant Indemnitees.

(i) Subject to the terms and conditions of the waiver of claims/waiver of subrogation provisions contained in Article 9 herein, and to the terms of this Section 37.B, Landlord shall indemnify the Tenant Indemnitees, and hold the Tenant Indemnitees harmless, from and against, all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by a Tenant Indemnitee and that derive from a claim (a "Landlord Liability Claim") made by a third party against such Tenant Indemnitee arising from or alleged to arise from:

(a) the breach of any covenant to be performed by Landlord hereunder;

(b) a misrepresentation made by Landlord hereunder;

(c) Landlord's failure to pay the Broker a commission or other compensation in connection herewith; or

(d) a negligent or wrongful act or wrongful omission of any Landlord Indemnitee.

Landlord shall not be required to indemnify the Tenant Indemnitees, and hold the Tenant Indemnitees harmless, in either case as aforesaid, to the extent that it is determined that the negligence or willful misconduct of a Tenant Indemnitee contributed to the loss or damage sustained by the Person making the Landlord Liability Claim.

(ii) The parties intend that the Tenant Indemnitees (other than Tenant) shall constitute third-party beneficiaries of this Section 37.B.

C. Indemnification Procedure.

(i) If at any time a Landlord Liability Claim is made or threatened against a Tenant Indemnitee, or a Tenant Liability Claim is made or threatened against a Landlord Indemnitee, then the Person entitled to indemnity under this Article 37 (the "Indemnitee") shall give to the other party (the "Indemnitor") notice of such Landlord Liability Claim or such Tenant Liability Claim, as the case may be (the "Claim"); provided, however, that the Indemnitee's failure to provide such notice shall not impair the Indemnitee's rights to indemnity as provided in this Article 37 except to the extent that the Indemnitor is prejudiced materially thereby. Such notice shall state the basis for the Claim and the amount thereof (to the extent such amount is determinable at the time that such notice is given).

(ii) The Indemnitor shall have the right to defend against the Claim using attorneys that the Indemnitor reasonably selects (it being understood that the attorneys designated by the Indemnitor's insurer shall be deemed approved by the Indemnitee for purposes hereof). The Indemnitor's failure to notify the Indemnitee of the Indemnitor's election to defend against the Claim within thirty (30) days after the Indemnitee gives such notice to the Indemnitor shall be deemed a waiver by the Indemnitor of its aforesaid right to defend against the Claim.

(iii) Subject to the terms of this Section 37.C(iii), if the Indemnitor elects to defend against the Claim pursuant to Section 37.C(ii) hereof, then the Indemnitee may participate, at the Indemnitee's expense, in defending against the Claim. The Indemnitor shall have the right to control the defense against the Claim (and, accordingly, the Indemnitee shall cause its counsel to act accordingly). If there exists a conflict between the interests of the Indemnitor and the interests of the Indemnitee, then the Indemnitor shall pay the reasonable fees and disbursements of any counsel that the Indemnitee retains in so participating in the defense against the Claim.

(iv) If the Claim is a Tenant Liability Claim, then Landlord shall cooperate reasonably with Tenant in connection therewith. If the Claim is a Landlord Liability Claim, then Tenant shall cooperate reasonably with Landlord in connection therewith.

(v) The Indemnitor shall not consent to the entry of any judgment or award regarding the Claim, or enter into any settlement regarding the Claim, except in either case with the prior approval of the Indemnitee (any such entry of any judgment or award regarding a Claim to which the Indemnitor consents, or any such settlement regarding a claim to which the Indemnitor agrees, being referred to herein as a "Settlement"). The Indemnitee shall not unreasonably withhold, condition or delay the Indemnitee's approval of a proposed Settlement, provided that the Indemnitor pays, in cash, to the Person making the Claim, the entire amount of the Settlement contemporaneously with the Indemnitee's approval thereof (so that neither the Indemnitor nor the Indemnitee have any material obligations regarding the applicable Claim that remain executory from and after the consummation of the Settlement). If (x) the terms of the Settlement do not provide for the Indemnitor's making payment, in cash, to the Person making the Claim, the entire amount of the Settlement contemporaneously with the Indemnitee's approval thereof, and (y) the Indemnitee does not approve the proposed Settlement, then the Indemnitor's aggregate liability under this Article 37 for the Claim (including, without limitation, the costs incurred by the Indemnitor for legal costs and other costs of defense) shall not exceed an amount equal to the sum of (i) the aggregate legal costs and defense costs that the Indemnitor incurred to the date that the Indemnitor proposes such Settlement, (ii) the amount that the Indemnitor would have otherwise paid to the Person making the applicable Claim under the terms of the proposed Settlement, and (iii) the aggregate legal costs and defense costs that the Indemnitor would have reasonably expected to incur in consummating the proposed Settlement.

If the Indemnitor does not elect to defend against the Claim as contemplated by this Section 37.C, then the Indemnitee may defend against, or settle, such claim, action or proceeding in any manner that the Indemnitee deems reasonably appropriate, and the Indemnitor shall be liable for the Claim to the extent provided in this Article 37.

38. ADJACENT EXCAVATION SHORING

If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent; provided that if such work is done by Landlord, to the extent practicable,

Landlord shall use commercially reasonable efforts to perform the same in a manner intended to avoid unreasonable interference with the conduct of Tenant's business at the Premises during normal business hours and to avoid any damage to the Premises; provided the foregoing shall not obligate Landlord to engage overtime or premium pay labor.

39. MISCELLANEOUS

A. No Offer

This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

B. Signatories

If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

C. Intentionally Deleted.

D. Directory Listings. Landlord shall make available for Tenant's use, from and after the Commencement Date, Tenant's Proportionate Share of listings on the lobby directory for the Building for purposes of listing the names of the executive personnel of Tenant and its Permitted Parties. Notwithstanding anything to the contrary herein, nothing herein relating to the placement of a trade name or entity name in the lobby directory shall be deemed to give any entity other than Tenant any rights whatsoever under this Lease. Landlord shall modify such directory to add or delete names of the executive personnel and Permitted Parties of Tenant promptly after Tenant's request from time to time, except that Tenant shall not have the right to make any such request more frequently than once in any particular period of ninety (90) days. Tenant shall pay to Landlord, as additional rent, a reasonable charge for any such modifications requested by Tenant, within thirty (30) days after the date that Landlord gives to Tenant an invoice therefor (it being understood that Tenant shall not be required to pay such charge for Tenant's initial listings on such directory). If Landlord replaces such directory with a computerized directory in the lobby of the Building, then Tenant shall be entitled to use such directory for purposes of listing the names of the executive personnel of Permitted Parties as provided in this Section D.

E. Authority

If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. If Landlord is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and validly existing entity qualified to do business in the State of New York and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

F. Signage

Tenant shall not exhibit, inscribe, paint or affix any sign, canopy, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed on the entry door(s) to the Premises shall be prepared by Tenant in conformity with building standard signage requirements and submitted to Landlord for Landlord's consent. If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other lettering by written notice to Tenant. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Landlord at Tenant's sole cost and expense at competitively reasonable rates. Payment of all charges therefor shall be deemed additional rent hereunder. In the event Landlord requires payment in advance for the installation of any such signage or other lettering, no installation shall be commenced by Landlord until Landlord has received payment in full. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Landlord at Tenant's sole cost and expense (at competitively reasonable rates). Tenant shall not exhibit, inscribe, paint or affix any signage on any part of the Premises or the Building visible to the general public, including the exterior windows thereof. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the cost of any such removal shall be paid by Tenant as additional rent.

G. Consents and Approvals

(i) Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. Expedited Arbitration.

(ii) Wherever this Lease obligates Landlord to not unreasonably withhold, condition or delay Landlord's consent or approval for a particular matter, (ii) Landlord withholds,

delays or conditions its consent or approval for such matter, and (iii) Tenant believes that Landlord did so unreasonably, then Tenant shall have the right to submit the issue of whether Landlord unreasonably withheld, delayed or conditioned such consent or approval to an Expedited Arbitration Proceeding only by giving notice thereof to Landlord on or prior to the thirtieth (30th) day after the date that Landlord denied or conditioned such consent or approval, or the thirtieth (30th) day after the date that Tenant claims that Landlord's delaying such consent or approval first became unreasonable, as the case may be.

(iii) The sole decision to be made in the Expedited Arbitration Proceeding shall be whether Landlord unreasonably withheld, delayed or conditioned its consent with respect to the particular matter being arbitrated. If the decision in the Expedited Arbitration Proceeding is that Landlord unreasonably withheld, conditioned, or delayed consent with respect to such matter, then (i) Landlord shall be deemed to have consented to such matter, and (ii) Landlord shall execute and deliver documentation that is reasonably requested by Tenant to evidence such consent.

(iv) Tenant shall have the right to institute legal proceedings in a court of competent jurisdiction against Landlord to recover the actual damages that Tenant sustains by reason of Landlord's unreasonably withholding, conditioning or delaying Landlord's consent or approval (in cases where Landlord agreed not to unreasonably withhold, condition or delay such consent or approval). Tenant shall not have the right to make any such recovery unless such court makes a final determination that Landlord unreasonably withheld, unreasonably delayed or unreasonably conditioned such consent or approval capriciously and arbitrarily.

(v) The term "Expedited Arbitration Proceeding" shall mean a binding arbitration proceeding conducted in The City of New York under the Commercial Arbitration Rules of the American Arbitration Association (or its successor) and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Section E-5(b) shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the American Arbitration Association (or its successor) by telephone, within four (4) Business Days, of any objections to the arbitrator appointed and, subject to clause (vii) below, shall have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association (or its successor) and was not objected to in accordance with Section E-5(b) as modified by clause (i) above; (iii) the notification of the hearing referred to in Section E-8 shall be four (4) Business Days in advance of the hearing; (iv) the hearing shall be held within seven (7) Business Days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages or vary, modify or waive any provision of this Lease; (vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective Affiliates) during the period of three (3) years prior to the date of the Expedited Arbitration Proceeding. The arbitrator shall determine the extent to which each party is successful in such Expedited Arbitration Proceeding in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one (1) party is entirely unsuccessful, then such party shall pay all of the fees of such arbitrator. If the arbitrator determines that both parties are partially successful, then each party shall be responsible for such arbitrator's fees only to the extent such party is unsuccessful (e.g., if Landlord is eighty (80%) percent successful and Tenant is twenty (20%) percent successful, then Landlord shall be responsible for twenty (20%) percent

of such arbitrator's fees and Tenant shall be responsible for eighty (80%) percent of such arbitrator's fees).

H. Governing Law

This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Landlord and Tenant, any guarantor of the performance of Tenant's obligations hereunder and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located with such county, and shall be subject to service provided that the terms, provisions and conditions of Article 27 are adhered to.

I. Intentionally omitted.

J. Smoking Restrictions

Landlord reserves and shall have the right to restrict to certain designated areas within the Premises or to prohibit altogether smoking of cigarettes, cigars, other tobacco products or any other substances and the use of pipes and other paraphernalia for such purposes, including prohibiting smoking in the entranceway into the Building. Without limiting Landlord's rights under the preceding sentence, Tenant shall enforce within the Premises the provisions of Local Law 5 of 1995.

K. Anti-Terrorism Requirements

Tenant represents and warrants that (i) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the Unites States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a terrorist, "Specially Designated National", "Blocked Person" or a person with whom business by a United States citizen or resident is prohibited (each a "Prohibited Person"); (ii) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, and Executive Orders (including, without limitation, Executive Order 13224) issued in connection therewith, all as amended from time to time; and (iii) neither Tenant nor any person, group or entity who owns any direct or indirect interest in Tenant is acting on behalf of a Prohibited Person. Tenant shall indemnify and hold Landlord harmless from and against all claims, damages, losses, risks, liabilities and costs (including fines, penalties and legal costs) arising from any misrepresentation in this paragraph or Landlord's reliance thereon. Tenant's obligations under this paragraph shall survive the expiration or sooner termination of the Term of this Lease.

40. INITIAL TENANT WORK AND ALLOWANCE.

(a) Provided Tenant is not in monetary default or material non-monetary default under the terms of this Lease beyond the expiration of notice and cure periods and Tenant has otherwise fulfilled the requirements of Article 3 in connection with obtaining Landlord's consent to the work herein, Landlord shall pay to Tenant as a Tenant improvement allowance ("Allowance") such sums (collectively, "Tenant's Build-Out Costs") that are attributable to Tenant's initial alterations and build out of the Premises ("Initial Tenant Work") as follows: (i) an amount not to exceed forty dollars ($40.00) per rentable square foot of the Premises (in the sum of One Million Two Hundred and Twenty Two Thousand Two Hundred and Forty and 00/100 Dollars - $1,222,240.00 - as and for the second and third floors of the Premises combined) in connection with the design and build-out of the Initial Tenant Work (the "Initial Tenant Work Allowance") and (ii) an amount not to exceed Ninety-Four Thousand and 00/100 Dollars ($94,000.00) per each floor of the Premises in connection with the costs and expenses actually incurred by Tenant in connection with work which shall be conducted by Tenant to install the HVAC System (the "HVAC Allowance"), which HVAC Allowance shall not be used for the installation of, ducts, vents, conduits, insulation, grills, panels or the like within the Premises to distribute heating, air conditioning and ventilation within the Premises, which shall be at Tenant's cost and expense,, and (iii) an amount not to exceed Fifty Thousand and 00/100 ($50,000.00) per each floor in connection with the costs and expenses actually incurred by Tenant in connection with work which shall be conducted by Tenant to install by Tenant to install two (2) restrooms on each floor of the Premises, which shall be in compliance with the Americans With Disabilities Act of 1990 and any additions, amendments or modifications thereto, and in good working order (the "Restroom Facilities Allowance"). As used herein, Tenant's Build-Out Costs shall include, but shall not be limited to, all hard and soft build-out costs including, but not limited to, architectural and engineering design fees and costs, all costs and expenses incurred in connection with or associated with the obtaining of all necessary permits and approvals for the construction and build-out of the Initial Tenant Work. Any portion of any component of the Tenant Build Out Cost that is in excess of the Allowance shall be borne by Tenant. No portion of the Initial Tenant Work Allowance or the HVAC System Allowance each shall be applied to the other.

(b) The Allowance and each component thereof shall be paid by Landlord by progress payments to Tenant on a monthly basis, in the amount of up to 85% of the amount requested in Tenant's monthly requisitions for payment as set forth below. Each of Landlord's progress payments shall be limited to an amount equal to the aggregate amounts theretofore paid by Tenant (as certified by Tenant and by Tenant's independent architect) to Tenant's contractors, subcontractors and material suppliers which have not been subject to previous disbursements from the Allowance. Provided that Tenant delivers requisitions to Landlord, such progress payments shall be paid not less than forty-five (45) days after the requisitions are delivered provided the delivery to Landlord of requisitions therefor, signed by the Tenant, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, and (ii) a written certification from Tenant's architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord. Landlord shall disburse any amount retained by it hereunder upon submission by Tenant to Landlord of Tenant's requisition therefore accompanied by all documentation required under this Subsection 40(b), together with (A) proof

of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Initial Tenant Work by Governmental Authorities having jurisdiction thereover, and (B) issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Initial Tenant Work in excess of $10,000.00. With respect to any work exceeding $10,000.00 for which final lien waivers have not been obtained, said sum (but not the balance of the retainage) shall be withheld until the lien waiver therefor is delivered. Any balance withheld by Landlord shall be paid to Tenant after one (1) year from the completion of the work provided Tenant presents a title datedown showing that no lien has been filed, or if such lien if filed, that said lien has been discharged by bond. Notwithstanding anything to the contrary set forth in this Subsection 40(B), if Tenant does not pay any contractor or supplier as required by this provision (other than if there is a bona fide dispute by Tenant as to the entitlement of such payment to the respective party and Tenant delivers to Landlord security reasonably satisfactory to Landlord to insure or bond over such amount in dispute), Landlord shall have the right after expiration of a ten (10) day notice and cure period, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and Tenant agrees the same shall be deemed Additional Rent and shall, at Landlord's election, (x) be paid by Tenant within 10 days after Landlord delivers to Tenant an invoice therefore or (y) offset by Landlord against the Allowance. The right to receive the Allowance is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other party.

(c) A portion of the Initial Tenant Work equal to the amount paid for by Landlord to Tenant from the Allowance (the "Special Alterations") shall be constructed by Tenant on Landlord's behalf. Landlord and Tenant acknowledge that upon completion of the Special Alterations, (i) the Special Alterations shall constitute the property of Landlord, subject, nevertheless, to Tenant's rights to use such Special Alterations as part of the Premises during the Term in accordance with the terms of the Lease, and (ii) Landlord shall have the sole benefit of any depreciation of the Special Alterations for income tax purposes.

(d) Provided Tenant has complied with the requisitions requirements in subsection 40(b) hereof and is not otherwise in default beyond applicable notice and cure period, if Landlord has failed to pay any item of the Allowance after Tenant's service of a thirty (30) day notice to cure sent on or after the date that such payment is due, and provided Landlord has not then notified Tenant in writing that it has made a good faith determination that Tenant is not entitled to said payment or that said payment is not yet due, then Tenant shall be entitled to offset the amount of the Allowance due from the monthly Rental.

SIGNATURE PAGE TO FOLLOW.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD:

1450 REALTY ASSOCIATES LLC

By: 1450 Realty Mezz. LLC
A Managing Member

By: 1450 Realty Partners LLC
A Managing Member

By: Rosh Properties LLC
A Managing Member

By: ____________
Name: Joseph Moinian
Title: A Managing Member

TENANT:

ICONIX BRAND GROUP, INC.

By: ____________
Name: Neil Cole
Title: Chief Executive Officer

11-2481903
Tenant's Tax I.D. Number

EXHIBIT 1-A

Floor Plan of Premises - 2nd and 3rd Floors


A.C. ROOM
0290
ELEC.
ELEC. CL.
UP

BROADWAY

STREET

LOCATION

1450 BROADWAY
NEW YORK, NY
PH (212) XXX XXXX

	DRAWN BY F P.
N	DATE 05/01/01
JOB NUMBER 2126	FLOOR NO. 02

P:\2126\DWG\

THIS DRAWING IS FOR LEASE AREA CALCULATION PURPOSE ONLY AND NOT TO BE USED FOR ANY CONSTRUCTION DOCUMENTS WITHOUT SITE SU



41ST STREET

BROADWAY

LOCATION

1450 BROADWAY
NEW YORK, NY
PH (212) XXX XXXX

N

JOB NUMBER
2126

DRAWN BY
F P

DATE
05/01/01

FLOOR NO.
03

P:\2126\DWG\

THIS DRAWING IS FOR LEASE AREA CALCULATION PURPOSE ONLY AND NOT TO BE USED FOR ANY CONSTRUCTION DOCUMENTS WITHOUT SITE SURV

EXHIBIT 1-B

Floor Plan of 4th Floor Premises


0400
ELEC.

BROADWAY

STREET LOCATION

1450 BROADWAY
NEW YORK, NY
PH (212) XXX XXXX

N	DRAWN BY F P
JOB NUMBER 2126	DATE 05/01/01
	FLOOR NO. 04

P:\2126\DWG\

THIS DRAWING IS FOR LEASE AREA CALCULATION PURPOSE ONLY AND NOT TO BE USED FOR ANY CONSTRUCTION DOCUMENTS WITHOUT SITE S

EXHIBIT 1-C

Floor Plan of 8th Floor Temporary Premises


1450 BROADWAY
NEW YORK, NY
0802
0801
0800
ELEC. CL.
8TH FLOOR
1450 Broadway
8th Floor

Exhibit 1-C

Exhibit 2-A

2nd and 3rd Floor Premises Rent

Lease Year	Annual Rent	Monthly Base Rent
1	$1,527,800.00	$127,316.66
2	$1,562,175.50	$130,181.29
3	$1,597,324.45	$133,110.37
4	$1,633,264.25	$136,105.35
5	$1,670,012.69	$139,167.72
6	$1,738,144.00	$144,845.33
7	$1,777,252.24	$148,104.35
8	$1,817,240.42	$151,436.70
9	$1,858,128.32	$154,844.02
10	$1,899,936.21	$158,328.01
11	$1,973,240.77	$164,436.73
12	$2,017,638.60	$168,136.55
13	$2,063,035.40	$171,919.61
14	$2,109,453.60	$175,787.80
15	$2,156,916.30	$179,743.02

Exhibit 2-B

4th Floor Temporary Premises Rent

(i) Four Hundred and Fifty One Thousand Six Hundred and Four and 88/100 ($451,604.88) Dollars per annum (which shall be deemed to include all the rent and the additional rent/escalation items of porters wages, chilled water, water, and rubbish payable under the Original 4th Floor Lease), payable in equal monthly installments of $Thirty Seven Thousand Six Hundred and Thirty Three and 74/100 ($37,633.74) Dollars each during the period commencing on the 4th Floor Temporary Premises Commencement Date and ending on the one hundred and twentieth (120th) day after the Commencement Date; and

(ii) Seven Hundred Sixty-Three Thousand Nine Hundred and 00/100 Dollars ($763,900.00) Dollars per annum, payable in equal monthly installments of Sixty-Three Thousand Six Hundred Fifty Eight and 33/100 ($63,658.33) Dollars commencing on the one hundred and twenty-first (121st) day next after the Commencement Date and ending on the 4th Floor Temporary Premises Expiration Date.

Exhibit 2-C

8th Floor Temporary Premises Rent

Three Hundred and Fifteen Thousand and 00/100 ($315,000.00) Dollars per annum, payable in equal monthly installments of Twenty Six Thousand Two Hundred and Fifty and 00/100 ($26,250.00) Dollars each during the period commencing on the 8th Floor Temporary Premises Commencement Date and ending on the 8th Floor Temporary Premises Expiration Date.

Exhibit 2-D

4th Floor Expansion Premises Rent

Lease Year	Annual Rent
Year 2*	$781,087.75
Year 3	$798,662.22
Year 4	$816,632.12
Year 5	$835,006.34
Year 6	$869,072.00
Year 7	$888,626.12
Year 8	$908,620.21
Year 9	$929,064.16
Year 10	$949,968.10
Year 11	$986,620.38
Year 12	$1,008,819.30
Year 13	$1,031,517.70
Year 14	$1,054,726.80
Year 15	$1,078,458.15

* Subject to the 4th Floor Premises Rent Commencement Date, Rent Abatement and Landlord Late Days.

EXHIBIT 3

Intentionally Deleted

SCHEDULE A

RULES AND REGULATIONS

I. The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant's premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

II. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenants' employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. In the event a so-called "card access" or similar system is installed at the Building, Landlord shall provide one (1) access card for each employee designated in writing by the employing tenant upon Landlord's receipt and review of appropriate photo identification for each such employee. In no event shall Landlord issue more than one (1) access card for each employee during the term of his or her employment. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

III. No tenant shall obtain or accept for use in its premises ice, drinking water, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours and under such reasonable regulations as may be fixed by Landlord.

IV. No window air-conditioning units shall be installed by any tenant.

V. There shall not be used in any space, nor in the public halls of the Building, either by any tenant, jobber or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

VI. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the air conditioning system to cool or ventilate the tenant's premises.

VII. No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

VIII. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

IX. Each tenant shall be required to use Landlord's designated locksmith and may only install such locks and other security devices as Landlord approves, not to be unreasonably withheld. Each tenant shall furnish Landlord with keys to its respective premises so that Landlord may have access thereto for the purposes set forth in the Lease. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms (not exclusively serving the Premises) shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

X. Each tenant, shall, at its expense, provide artificial light in the premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

XI. No tenant shall install or permit to be installed any vending machines other than for the exclusive use of its employees and invitees.

XII. No animals or birds may be brought into or kept in or about the Building; Tenant acknowledges that any violation of this Rule and Regulation will impair the first class character and reputation of the Building and shall be a material default under this Lease. In addition, no bicycles, mopeds or vehicles of any kind shall be brought into or kept in or about the Building or permitted therein.

XIII. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be reasonably designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the

method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time.

XIV. All electrical fixtures hung in offices or spaces along the perimeter of any tenant's Premises must be of a quality, type, design and bulb color reasonably approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

XV. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

XVI. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

XVII. No tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others (other than a pantry or kitchenette), except as expressly approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises, provided that no cooking or food preparation shall be carried out at the premises.

XVIII. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent and payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may reasonably designate and, notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorneys' fees incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances caused by said work.

SCHEDULE B

Intentionally Omitted

SCHEDULE C

LANDLORD'S WORK

Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the work in the Premises shown on the attached floor plan ("Landlord's Work") all of which shall be of design, capacity, quality and quantity of the building standard adopted by Landlord for the Building (hereinafter called "Building Standard").

- Demolish entire Premises (including existing wiring)
- Deliver the Existing Radiators, in "Good Working Order", throughout the entire Premises
- Install a new Sprinkler Loop System, within the entire Premises, making it "Code Compliant"
- Provide Six (6) Watts per rentable square foot Demand Load of Electrical Power, exclusive of HVAC needs
- Deliver premises with all Building systems in "Good Working Order"
- Electric meters installed in accordance with Art. 29
- All utilities to be stubbed to premises

In addition to the Landlord's Work set forth above but not subject to the Landlord's Substantial Completion Notice and the "Substantially Completed" requirement set forth above, on or after the Commencement Date, Landlord shall:

- Install and Clean new "Building Standard" Windows throughout the entire Premises (which installation Landlord shall Substantially Complete within seventy -five days (75) of the Commencement Date and any such delay thereafter shall be deemed a Landlord Late Day notwithstanding whether a delay actually occurred as a result thereof)
- Provide MEP plans of the Premises (which Landlord shall use commercially reasonable efforts to deliver within sixty (60) days of the execution hereof)

SCHEDULE D

REQUIREMENTS FOR "CERTIFICATES OF FINAL APPROVAL"

1. All required Building Department Forms must be properly filled out and completed by the approved architect/engineer of record or Building Department expediter, as required.

2. All forms are to be submitted to Landlord for Landlord's review and signature prior to submission of final plans and forms to the New York City Building Department, as required.

3. All pertinent forms and filed plans are to be stamped and sealed by a licensed architect and/or professional engineer, as required. All controlled inspections are to be performed by the architect/engineer of record unless approved otherwise by the Landlord.

4. A copy of all approved forms, permits and approved NYC Building Department plans (stamped and signed by the New York City Building Department) are to be submitted to the building office prior to start of work.

5. Copies of all completed inspection reports and NYC Building Department sign offs are to be submitted to the building office immediately following completion of construction, as required.

6. All claims, violations or discrepancies with improperly filed plans, applications, or improperly completed work shall become the sole responsibility of the applicant to resolve, as required.

7. All changes to previously approved plans and applications must be filed under an amended application, as required. Landlord reserves the right to withhold approvals to proceed with changes until associated plans are properly filed with the New York City Building Department, as required.

8. The architect/engineer of record accepts full responsibility for any and all discrepancies or violations which arise out of non compliance with all local laws and building codes having jurisdiction over the work.

9. The Landlord reserves the right to reject any and all work requests and new work applications that are not properly filed or accompanied by approved plans and building permits.

Checklist of "Certificates of Final Approval" required to be furnished by Tenant pursuant to Article 3 (Alterations) of Lease.

These forms must be furnished by the Architect/ Engineer of record or Building Department expediter (filing agency) and approved by Landlord prior to submitting all plans and forms to the New York City Building Department for final approval.

	Form	Description
_____*	PW-1	Building Notice Application (Plan work approval application)
_____*	PW-1B	Plumbing/Mechanical Equipment Application and Inspection Report
_____*	PW-1	Statement Form B
_____*	TR-1	Amendment Controlled Inspection Report
_____	PW-2	Building Permit Form (All Disciplines)
_____	B Form 708	Building Permit"Card'
_____*	TR-1	Certification of Completed Inspection and Certified Completion Letter by Architect/Engineer of record or Building Department expediter
_____	PW-3	Cost Affidavit Form
_____	PW-4	Equipment Use Application Form
_____*	PW 6	Revised Certificate of Occupancy for change in use (if applicable)
_____		Building Department Equipment Use Permits for all new HVAC equipment installed under this application

* These items must be perforated (with the date and New York City Building Department Stamp) to signify New York City Building Department Approval. All forms must bear proper approvals and sign offs prior to authorization given by Landlord to proceed with the work.

SCHEDULE E

TENANT ALTERATION WORK AND NEW CONSTRUCTION CONDITIONS AND REQUIREMENTS

1. No Alterations are permitted to commence until original Certificates of Insurance required from Tenant's general contractor (the "General Contractor") and all subcontractors complying with the attached requirements are on file with the Building office.

2. All New York City Building Department applications with assigned BN# and permits must be on file with the Building office prior to starting work. A copy of the building permit must also be posted on the job site by the General Contractor. The General Contractor shall make all arrangements with Landlord's expediter for final inspections and sign-offs prior to substantial completion.

3. The General Contractor shall comply with all Federal, State and local laws, building codes, OSHA requirements, and all laws having jurisdiction over the performance and handling of the Alterations.

4. The existing "Class E" fire alarm system (including all wiring and controls), if any, must be maintained at all times. Any additions or alterations to the existing system shall be coordinated with the Building office as required. All final tie-in work is to be performed by Landlord's fire alarm vendor and coordinated by the General Contractor. All costs for the tie-ins shall be at reasonable and customary rates and are reimbursable to Landlord by Tenant.

5. All wood used, whether temporary or not, such as blocking, form work, doors, frames, etc. shall be fire rated in accordance with the New York City Building and Fire Code requirements governing this work.

6. Building standby personnel (i.e. Building operating engineer and/or elevator operator), required for all construction will be at Landlord's discretion. Freight elevators used for overtime deliveries must be scheduled in writing with Landlord at least 24 hours in advance, as required. All costs associated are reimbursable to Landlord by Tenant.

7. The General Contractor shall comply with the Rules and Regulations of the Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with Building operations. All bulk deliveries or removals will be made prior to 8:00 a.m. and after 5:00 p.m. or on weekends, as required.

8. No exterior hoisting will be permitted. All products or materials specified are to be assembled on-site, and delivered to the site in such a manner so as to allow unobstructed passage through the Building's freight elevator, lobbies, corridors, etc. The General Contractor will be responsible for protection of all finished spaces, as required.

9. All construction personnel must use the freight elevator at all times. Any and all tradesman found riding the passenger elevators without prior approval from Landlord will be

escorted out of the Building and not be allowed re-entry without written approval from the Building office.

10. During the performance of Alterations, Tenant's construction supervisor or job superintendent must be present on the job site at all times.

11. During the performance of Alterations, all demolition work shall be performed between the hours of 6:00 p.m. and 5:00 a.m. during the week or at any time on weekends. This would include carting or rubbish removal as well as performing any operations that would disturb other Building tenants or other occupants (drilling, chopping, grinding, recircuiting, etc.).

12. No conduits or cutouts are permitted to be installed in the floor slab without prior written approval from Landlord, which approval shall be granted or withheld in accordance with the express terms of this Lease. Landlord reserves the right to restrict locations of such items to areas that will not interfere with the Building's framing system or components. No conduits or cutouts are permitted outside of Tenant's Premises.

13. Plumbing connections to Building supply, waste and vent lines are to be performed after normal working hours, and coordinated with the Building manager, and are to include the following minimum requirements:

A. Separate shutoff valves for all new hot and/or cold water supply lines (including associated access doors).

B. Patch and repair of existing construction on floor below, immediately following completion of plumbing work (to be performed after normal working hours, as required).

14. The General Contractor must coordinate all work to occur in public spaces, core areas and other tenant occupied spaces with Landlord, and perform all such work after normal working hours (to include associated patch and repair work). The General Contractor shall provide all required protection of existing finishes within the affected area(s).

15. The General Contractor must perform all floor coring, drilling or trenching after normal business hours, and obtain Landlord's permission and approval of timing of same prior to performing such work.

16. Convector mounted outlets and associated conduits, wiring, boxes, etc., shall be located and installed in areas where they will not hinder the operation or maintenance of existing fan coil units or prevent removal or replacement of access panels or removable covers.

17. The General Contractor shall be responsible for all final tests, inspections and approvals associated with all modifications, deletions or additions to Building Class 'E' systems and equipment; provided, however, the final connections to the Building's Class E System are to be performed only be the Building fire alarm vendor, at Tenant's cost, provided such cost is commercially reasonable.

18. Recircuiting of existing power/lighting panels and circuits affecting Building and/or tenant operations are to be performed after normal business hours and coordinated with the Building office in advance, as required.

19. All burning and welding (excluding "brazing") to be performed in occupied or finished areas shall be performed after normal business hours and coordinated with the Building office in advance, as required. Proper ventilation of the work area will be required in order to perform this work.

20. The General Contractor shall provide Landlord and the Building office with all approved submittal and closeout documents as well as all required final inspections and Building Department sign-offs just prior to or immediately following completion of construction.

21. Any and all Alterations to the Building sprinkler system (including draining of system) are to be performed after normal business hours and coordinated with the Building office, as required. All reasonable costs associated with the shut down, drain and refill of the sprinkler system are reimbursable to Landlord.

22. The General Contractor shall be responsible for any and all daily cleanup required to keep the job site clean throughout the entire course of the Alterations. No debris shall be allowed to accumulate in any public spaces.

23. The General Contractor shall be responsible for proper protection of all existing finishes and construction for Alterations to be performed in common Building areas. All Alterations to be performed in occupied areas outside of the Premises shall be performed after normal business hours and coordinated with the Building office, as required.

24. The General Contractor shall perform any and all hoisting associated with the Alterations after normal business hours. The General Contractor will obtain all required permits and insurance to perform work of this nature. The General Contractor shall specify hoisting methods and provide all required permits and insurance to Landlord and the Building office prior to commencement of Alterations.

25. Union labor shall be used by all contractors and subcontractors performing any and all Alterations within the Building, except for certain specialty work where union workers are not available. All contractors and subcontractors shall perform all work in a professional manner, and shall work in close harmony with one another as well as with the Building management and maintenance personnel.

26. The General Contractor shall forward complete copies of all approved contractor submittal, and Building and Fire Department sign-offs and Statement of Responsibility forms, to the Building office immediately following completion of construction.

27. Two (2) complete sets of "as-built" Final Plans and an additional set in an acceptable electronic format must be delivered to Landlord upon final completion of the Alterations.

INSURANCE REQUIREMENTS

LIABILITY LIMITATIONS

No contractors shall be permitted access to the Building until Landlord is in receipt of certificates of insurance evidencing the following insurance, which certificates contain provisions that obligate the insurer to notify Landlord, ten (10) days in advance, in the event of cancellation, non-renewal or material change of the coverage:

A. Comprehensive or Commercial General Liability Insurance written on an occurrence basis, to afford protection of $5,000,000 combined single limit per location for personal injury, bodily injury and/or death and Broad Form property damage arising out of any one occurrence; and which insurance shall include coverage for premises-operations (including explosion, collapse and underground coverage), elevators, products, contractual liability, owner's and contractor's protective liability, and completed operations liability.

B. Comprehensive Auto Liability Insurance covering the use of all owned, non-owned and hired vehicles providing bodily injury and property damage coverage, all on a per occurrence basis, at a combined single limit of $1,000,000.

C. Worker's Compensation Insurance providing statutory benefits for contractor's employees and Employer's Liability Coverage in an amount not less than $100,000/$500,000/$100,000.

D. Property coverage damage to or loss of use of contractor's equipment.

CERTIFICATE HOLDER

1450 Broadway Associates LLC
c/o The Moinian Group
530 Fifth Avenue, Suite 1800
New York, New York 10036

ADDITIONAL INSUREDS

1) Josephson LLC dba The Moinian Group
c/o The Moinian Group
530 Fifth Avenue, 41st Floor
New York, New York 10036

2) Cushman & Wakefield
51 West 52nd Street
New York, NY 100 19

3) Wachovia Bank, National Association
201 South College Street
Charlotte, NC 28228

4) Arbor Realty Funding LLC
333 Earle Ovington Boulevard, Suite 900
Uniondale, NY 11553

In addition to listing each of the Additional Insured parties, as noted above, the Certificate of Insurance, general liability form, shall state that "The General Aggregate limit applies separately to each project."

The name and address of the Additional Insureds shall appear on the Certificate of Insurance. The insurance agent's address and telephone number is also required.